Exhibit 1.1

congatec Holding AG

Registered Ordinary Shares in the form of American Depositary Shares

(each representing one-quarter of an Ordinary Share, no par value, with a notional value of €1.00 per Ordinary Share)

UNDERWRITING AGREEMENT

November [•], 2015

STIFEL, NICOLAUS & COMPANY, INCORPORATED

As representative of the several Underwriters

named in Schedule I hereto

787 Seventh Avenue, 11th Floor

New York, NY 10019

Ladies and Gentlemen:

congatec Holding AG, a stock corporation (Aktiengesellschaft) incorporated in the Federal Republic of Germany (“Germany”) and registered with the commercial register (Handelsregister) of the Local Court (Amtsgericht) of Munich (the “Commercial Register”) under the number HRB 219746 (the “Company”), and the shareholders of the Company named in Schedule II hereto (the “Selling Shareholders”) propose to issue/sell to the several underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representative (the “Representative”), the aggregate number of ordinary no par value shares with a notional value of €1.00 per share (auf den Namen lautende Stammaktien ohne Nennbetrag (Stückaktien)), registered with the Commercial Register (the “Ordinary Shares”) set forth in the Pricing Agreement (as defined below), of which the number of Ordinary Shares set forth in the Pricing Agreement will be sold by the Company as a result of the issuance of New Shares in the Capital Increase (each as defined below) and the number of Ordinary Shares set forth in the Pricing Agreement will be sold by the Selling Shareholders (the “Existing Shares,” and together with the New Shares, the “Firm Shares”).

As of the date of execution hereof, the share capital of the Company, as registered in the Commercial Register, amounts to €3,557,333. Pursuant to Section 4 para. 2 of the Company’s articles of association (the “Articles of Association”), as registered in the Commercial Register, the share capital of the Company consists of ordinary registered shares with no par value (auf den Namen lautende Stammaktien ohne Nennbetrag (Stückaktien)).

A shareholders’ meeting of the Company was held on November 11, 2015, in which it was resolved that the existing share capital of the Company of €3,557,333 will be increased by up to € 1,750,000 to up to € 5,307,333 (corresponding to up to 5,307,333 Ordinary Shares (the “Capital Increase”)), by issuing up to 1,750,000 new Ordinary Shares of the Company with full dividend entitlement from and including the Company’s fiscal year beginning January 1, 2015 (the “New Shares”). In the resolutions of the shareholders’ meeting, the preemptive rights of the Company’s stockholders were excluded.

One global share certificate (Globalurkunde) in the form attached as Exhibit A hereto (the “Global Share Certificate”) representing all of the Ordinary Shares to be transferred to the Custodian will be deposited (with the approval of the Representative and the Selling Shareholders) by the Company with Citigroup Global Markets Deutschland AG as custodian for the Depositary (as defined below) (the “Custodian”).

The Firm Shares to be sold will be delivered in the form of American Depositary Shares (the “Firm ADSs”) by the Underwriters on the Closing Date to investors as part of the offering, following the issuance of the Firm ADSs by Citibank, N.A., as depositary (the “Depositary”) prior to the Closing Date. The Firm Shares and the Firm ADSs are hereafter collectively referred to as the “Firm Securities.”

In addition, at the Underwriters’ option, the Selling Shareholders propose to sell an aggregate of up to the number of additional Ordinary Shares set forth in the Pricing Agreement (together, the “Option Shares”). To the extent that Option Shares are sold to the several Underwriters pursuant to such option, such Option Shares will be deposited by the Selling Shareholders as part of the Global Share Certificate with the Custodian and will be delivered in the form of American Depositary Shares (the “Option ADSs”) by the Underwriters on the Option Closing Date to the investors as part of the offering following the issuance of the Option ADSs by the Depositary.

The Option Shares and the Option ADSs are hereinafter collectively referred to as the “Option Securities.” The Firm ADSs and the Option ADSs are hereinafter collectively referred to as the “ADSs.” The Firm Shares and the Option Shares are hereinafter collectively referred to as the “Shares.” The Firm Securities and the Option Securities (to the extent that the aforementioned option is exercised) are hereinafter collectively referred to as the “Securities.”

Each ADS will represent one-quarter of an Ordinary Share and will be evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to a deposit agreement (the “Deposit Agreement”), to be dated as of the Closing Date (defined below), or a date prior to the Closing Date, by and among the Company, the Depositary and all holders and beneficial owners of ADSs issued thereunder. Each reference herein to an ADR shall include the corresponding ADS, and vice versa.

Shortly following the transfer of the Shares to the Depositary, the Company, the Selling Shareholders and the Representative, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit B hereto (the “Pricing Agreement”), which shall set forth, among other things, the Purchase Price (as defined below). The sale of the Shares will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement. The respective amounts of the Firm Shares to be purchased by the several Underwriters are set forth opposite their names in Schedule I to the Pricing Agreement, and the respective amounts of Existing Shares to be sold by the Selling Shareholders are set forth opposite their names in Schedule II to the Pricing Agreement.

Each Selling Shareholder has executed and delivered a Power of Attorney in the form attached hereto as Exhibit C (collectively, the “Power of Attorney”), pursuant to which each Selling Shareholder has appointed the person(s) designated therein with authority to execute and deliver this Agreement on behalf of such Selling Shareholder and to take certain other actions with respect thereto and hereto.

The Company and the Selling Shareholders, severally and not jointly, confirm as follows their respective agreements with the Representative and the several other Underwriters.

1.                                      (a)                                 The Company represents and warrants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the Closing Date and each Option Closing Date, if any (both as defined herein):

(i)                                     A registration statement on Form F-1 (Registration No. 333-207424) in respect of the Shares and one or more pre-effective amendments thereto (together, the “Initial Registration Statement”) have been filed with the Securities and Exchange Commission (the “Commission”); any preliminary prospectus included in the Initial Registration Statement, as originally filed or as part of any amendment thereto, or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), including all schedules and exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time they become effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iv) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”; and all references to the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”). From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged, directly or through any person authorized to act on its behalf, in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act;

(ii)                                  (1) at the respective times the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto will become effective and at the Closing Date (as defined herein) (and, if any Ordinary Shares represented by Option ADSs are sold, at each Option Closing Date) (as defined herein)), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto will comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”) and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) at the time the Prospectus or any amendments or supplements thereto are issued and at the Closing Date (and, if any Ordinary Shares represented by Option ADSs are sold, at each Option Closing Date), neither the Prospectus nor any amendment or supplement thereto will include an untrue statement of a material fact or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in clauses (1) and (2) above shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in strict conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement or the Prospectus, it being understood and agreed that the only such information provided by any Underwriter is that described as such in Section 9(b) hereof. No order preventing or suspending the use of any Preliminary Prospectus, the Pricing Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission. No document has been prepared or delivered in reliance on Rule 434 under the Securities Act;

(iii)                               Each Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus and the Prospectus filed as part of the Initial Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations and each Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

(iv)                              For the purposes of this Agreement, the “Applicable Time” has the meaning set forth in the Pricing Agreement; the Pricing Prospectus as supplemented by the Issuer Free Writing Prospectuses, Written Testing-the-Waters Communications (as hereinafter defined) and other documents listed in Schedule III hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and/or Written Testing-the-Waters Communication listed on Schedule III hereto will not conflict with the information contained in the Registration

Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus and/or Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication in reliance upon and in strict conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;

(v)                                 The Company has filed a registration statement pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to register the Shares, and such registration statement has been declared effective. At the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Securities Act;

(vi)                              A registration statement on Form F-6 (Registration No. 333-207425) with respect to the ADSs has (i) been prepared in material conformity with the applicable requirements of the Securities Act and the rules and regulations thereunder, (ii) been filed with the Commission under the Securities Act and (iii) will become effective under the Securities Act. As used in this Agreement, “F-6 Registration Statement” means such registration statement, as amended at the time it becomes effective under the Securities Act, including all exhibits thereto. The F-6 Registration Statement, at the time it becomes effective under the Securities Act, (i) will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder and (ii) will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(vii)                           The Company has been duly incorporated and is validly existing as a German stock corporation under the laws of Germany, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus and to enter into and perform its obligations under this Agreement and is in good standing (if such concept is applicable) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, considered as one enterprise; the incorporation documents of the Company comply with the requirements of German law and the Articles of Association are in full force and effect;

(viii)                        Each subsidiary of the Company (each a “Subsidiary”) has been duly incorporated (or organized) and is validly existing as a corporation (or other organization) in good standing (if such concept is applicable) under the laws of the jurisdiction of its incorporation (or organization), with power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation (or other organization) for the transaction of business and is in good standing

(if such concept is applicable) under the laws of each other jurisdiction in which its owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, considered as one enterprise; all of the issued and outstanding capital stock (or other ownership interests) of each Subsidiary has been duly and validly authorized and issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, with the exception of 71,000 stock options granted to employees of congatec AG which may be exercised for ordinary shares of congatec AG (the “Stock Options”); the Company, directly or indirectly, is the sole shareholder of all of its Subsidiaries, with the exception of the Stock Options;

(ix)                              The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the descriptions thereof contained in the Pricing Prospectus; and none of the issued and outstanding shares of capital stock of the Company are subject to any preemptive or similar rights, with the exception of such rights contained in the shareholders’ agreement among the Company’s shareholders, dated as of September 18, 2012, which will automatically expire upon the consummation of the offering contemplated hereby;

(x)                                 The Deposit Agreement has been duly authorized and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; upon the deposit of the Shares and execution and delivery by the Depositary of ADRs evidencing ADSs in respect thereof in accordance with the provisions of the Deposit Agreement, such ADSs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement, the ADRs and ADSs conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(xi)                              With respect to the New Shares to be issued by the Company and represented by ADSs related thereto, the New Shares have been duly authorized for issuance pursuant to this Agreement, and upon issuance of those New Shares against the payment of the Issue Price (as defined below) and registration with the Commercial Register and delivery of such New Shares by the Company pursuant to the terms and conditions of this Agreement, the New Shares will be validly issued and fully paid. With respect to all of the Shares to be represented by ADSs, assuming the transfer of the Firm Shares by the Underwriters to the Depositary and the deposit of the Shares with the Depositary as contemplated hereby and in accordance with the Deposit Agreement, the ADSs, when issued, will be validly issued and fully paid, and the issuance of the New Shares by the Company and the ADSs will not be subject to any preemptive or similar rights and will be free of any third-party rights, and except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any shares of capital stock or other equity interest in the Company, any such convertible or exchangeable securities or any such rights, warrants or options. The Ordinary Shares, the ADSs, the ADRs and the Deposit Agreement will conform in all material respects to all statements relating thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. Except as disclosed in the Pricing Disclosure Package and Prospectus, there are no limitations on the rights of holders of Ordinary Shares, ADSs or ADRs evidencing the ADSs to vote or transfer their respective securities. The resolutions of the Company’s shareholders, management board and supervisory board authorizing the Capital Increase and the issuance of the New Shares have been validly passed and no objection against the Capital Increase or action to have such resolutions declared void has been taken or filed, and following the registration of the Capital Increase with the Commercial Register and the issuance and delivery of the New Shares against payment pursuant to the terms of this Agreement, the New Shares will rank pari passu with the existing shares of the Company. The Company has not made any repayments to any of its shareholders within the meaning of Section 57 AktG in respect of the outstanding registered share capital to any of its shareholders or has otherwise acted in violation of Section 57 AktG;

(xii)                           With respect to the New Shares to be issued by the Company and represented by ADSs related thereto, the New Shares, when duly issued and registered with the Commercial Register, will be freely transferable to or for the account of the several Underwriters and upon the deposit of such New Shares by the Underwriters with the Depositary in accordance with the terms of the Deposit Agreement, the ADSs will be duly and validly issued and freely transferable. With respect to all of the Ordinary Shares to be represented by ADSs, there are no restrictions on subsequent transfers of the Ordinary Shares or the ADSs under the laws of Germany or the United States except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Description of Share Capital,” “Description of American Depositary Shares” and “Shares Eligible for Future Sale”;

(xiii)                        This Agreement and the Deposit Agreement have been duly authorized, executed and delivered by the Company;

(xiv)                       The issue and sale of the ADSs and their deposit with the Depositary in accordance with the Deposit Agreement, the issuance of the New Shares by the Company, the execution of this Agreement and the Deposit Agreement by the Company and the compliance by the Company with all of the provisions of this Agreement and the Deposit Agreement and the consummation of the transactions herein contemplated will not (1) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, (2) result in any violation of the provisions of the certificate or articles of incorporation or by-laws (or other organization documents) of the Company or any of the Subsidiaries or (3) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties, except in the case of clauses (1) and (3) above, where such conflict or violation would (a) not reasonably be expected to have a material adverse effect on the ability of the Company to perform this Agreement or the consummation of any of the transactions herein contemplated, or (b) not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, considered as one enterprise; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the ADSs or the consummation by the Company of the transactions contemplated by this Agreement and the Deposit Agreement, except the registration under the Securities Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) or the NASDAQ Global Market, under state securities or Blue Sky laws or under German law in connection with the registration of the New Shares with the Commercial Register, each of which such consent, approval, authorization, order, registration or qualification has been, or will be, made or obtained prior to or at the Closing Date or the Option Closing Date, as the case may be;

(xv)                          PricewaterhouseCoopers AG Wirtschaftsprüfungsgesellschaft (“PwC”), who have certified certain financial statements of the Company and the Subsidiaries, are independent public accountants as required by the Securities Act and the Rules and Regulations. The financial statements, together with related schedules and notes, included in the Registration Statement and the Pricing Prospectus comply in all material respects with the requirements of the Securities Act and present fairly in all material respects the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with IFRS (as defined below) consistently applied throughout the periods involved, except as disclosed therein; the selected financial data and the summary financial data included in the Pricing Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration Statement; and the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent, that are not disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(xvi)                       Neither the Company nor any Subsidiary has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, (1) there has not been any material decrease in the capital stock or material increase in any long-term debt of the Company or any of the Subsidiaries, (2) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, considered as one enterprise, (3) there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Company or any of the Subsidiaries, whether or not in the ordinary course of business, which are material to the Company and the Subsidiaries, considered as one enterprise or (4) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, in each case, otherwise than as set forth or contemplated in the Pricing Prospectus;

(xvii)                    Neither the Company nor any of the Subsidiaries is (1) in violation of its respective articles of association, certificate or articles of incorporation or bylaws (or other organizational documents), (2) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries, (3) in violation of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or (4) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except, in the case of clauses (2), (3) and (4), where any such violation or default, individually or in the aggregate, would not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, considered as one enterprise;

(xviii)                 Neither the Company nor any of its Subsidiaries owns any real property. Each of the Company and each Subsidiary has good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any Subsidiary; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any Subsidiary;

(xix)                       Other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject which, if determined adversely to the Company or the Subsidiary, individually or in the aggregate, would have or may reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, considered as one enterprise, or would prevent or impair the consummation of the transactions contemplated by this Agreement, or which are required to be described in the Registration Statement or the Pricing Prospectus; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(xx)                          The Company and the Subsidiaries possess all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by them; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Permits and all of the Permits are valid and in full force and effect, except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, considered as one enterprise; and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or material modification of any such Permits which would have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, considered as one enterprise;

(xxi)                       Except as set forth in the Pricing Disclosure Package and the Prospectus, the Company and its Subsidiaries are the sole owner of or have the right to use pursuant to valid licenses, sublicenses, agreements or permissions with sufficient further duration in the future, or can acquire on reasonable terms adequate rights to, the patents, inventions (whether patentable or not), trademarks, service marks, trade names, copyrights (including without limitation any rights related to software), databases and database works, trade secrets, domain names, information, know-how, confidential information, proprietary rights and processes, rights in semiconductor topographies, utility patents (Gebrauchsmuster) and design patents (Geschmacksmuster) and any other intellectual property of any kind and nature that is protected under any jurisdiction in the world, whether registered or unregistered, and any applications relating to any of the foregoing (collectively, “Intellectual Property”) necessary for the conduct of their respective businesses as described in the Pricing Disclosure Package and the Prospectus and/or necessary in connection with the products and services under development as described in the Pricing Disclosure Package, to the Company’s knowledge, without any conflict with or infringement of the intellectual property rights of others, and have taken such commercially reasonable steps (as applicable to the Company’s and its Subsidiaries’ position as owner or licensee of the relevant Intellectual Property) that are necessary to maintain, protect and secure such Intellectual Property by the Company and/or its Subsidiaries (including without limitation by paying all fees and entering into industry standard confidentiality agreements), and have taken all commercially reasonable steps to secure assignment of such Intellectual Property that has been developed by its employees (including without limitation freelancers) and its contractors, and have paid any compensation required to be paid for such assignment (including any payment required pursuant to the German Employees’ Inventions Act (Arbeitnehmererfindungsgesetz) or similar laws of other countries). Neither the Company nor any of its Subsidiaries have permitted their Intellectual Property that is necessary for the conduct of their respective businesses to enter into the public domain and neither the Company nor any of its Subsidiaries have disclosed, delivered or licensed to any person (except to its employees and contractors, and always limited to the extent necessary for the provision of their respective services and subject to customary non-disclosure agreements) or entity, agreed to disclose, deliver or license to any person or entity, or permitted the disclosure or delivery to any person or entity of any portion of the source code (except to its employees and contractors, and always limited to the extent necessary for the provision of their respective services and subject to customary written non-disclosure agreements) belonging to any of the software developed by or licensed to the Company or any of its Subsidiaries. Except as set forth in the Pricing Disclosure Package and the Prospectus, no software or other material that is distributed as “freeware,” “free software” “open source software” or under any similar licensing or distribution model (including but not limited to the GNU General Public License) was used in the development of the Company’s or any of its Subsidiaries’ Intellectual Property that is necessary for the conduct of their respective businesses, or is incorporated into, combined with, or distributed in conjunction with any of the Company’s or any of its Subsidiaries’ products or services in a manner that would give rise under any such license agreement to any rights of any third parties in any Intellectual Property that is necessary for the conduct by the Company and its Subsidiaries of their respective businesses or obligations for the Company or any of its Subsidiaries with respect to any Intellectual Property that is necessary for the conduct of their respective businesses, including without limitation any obligation to disclose or distribute any such Intellectual Property in source code form, to license any such Intellectual Property for the purpose of making derivative works, or to distribute any such Intellectual Property without charge. To the Company’s knowledge, any licensor of the Company or any of its Subsidiaries has taken all necessary action to maintain, keep in confidentiality and protect the Intellectual Property licensed to the Company or its Subsidiaries. Except as set forth in the Pricing Disclosure Package and the Prospectus, to the Company’s knowledge, there has not been any infringement by any third party of any Intellectual Property or other similar rights of the Company or any of its Subsidiaries. Except as set forth in the Pricing Disclosure Package and the Prospectus, there are no outstanding judgments, injunctions, orders, options, licenses or agreements of any kind relating to the Intellectual Property of the Company that are required to be set forth in the Pricing Disclosure Package or the Prospectus. Except as set forth in the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Pricing Prospectus or the Prospectus. None of the technology or Intellectual Property employed by the Company has been obtained or is being used by the Company or its Subsidiaries in violation of any contractual obligation binding on the Company or any of its Subsidiaries or any of its supervisory or management board members or, to the Company’s knowledge, any of its employees or otherwise in violation of the rights of any persons or entities, in each case to the extent such violation would permit the counterparties to the applicable contracts or such other persons or entities to suspend, limit or terminate the Company and/or its Subsidiaries’ rights to use such Intellectual Property that is necessary for the conduct of their respective businesses. Except as disclosed in the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries has received any written communications alleging that the Company or any of its Subsidiaries has violated, infringed or conflicted with, or, by conducting its business as set forth in the Pricing Disclosure Package and the Prospectus, is violating, infringing or conflicting with the rights of any persons or entities;

(xxii) The Company and its Subsidiaries have operated their business in a manner compliant in all material respects with all privacy, data security and data protection laws and regulations, all contractual obligations and all Company (or its Subsidiaries’) policies applicable to the Company’s (or its Subsidiaries’) collection, handling, processing, usage, disclosure, transfer and storage of all personally identifiable data, including without limitation any personal data in the sense of Directive 95/46/EC of the European Parliament and of the Council on the protection of individuals with regard to the processing of personal data and on the free movement of data (collectively, “Personal Data”), along with all other data, including without limitation, IP addresses, mobile device identifiers and website usage activity data (“Device and Activity Data”). In addition, in collecting, handling, processing, using, disclosing, transferring and/or storing Device and Activity Data, the Company and its Subsidiaries have complied and comply in all material respects with all applicable industry guidelines and codes of conduct. The Company and its Subsidiaries have implemented and maintain policies and procedures designed to ensure the integrity, security and confidentiality of all Personal Data and all Device and Activity Data collected, handled used, processed, disclosed, transferred and/or stored in connection with the Company’s or its Subsidiaries’ respective operation of their business. The Company and its Subsidiaries comply in all material respects with, and have policies and procedures in place designed to ensure compliance with, privacy, data security and data protection laws, and take appropriate steps which are reasonably designed to assure compliance in all material respects with such laws, policies and procedures. Neither the Company nor any of its Subsidiaries have received any communication from any authority relating to their non-compliance with any privacy, data security and data protection laws;

(xxiii)                 No material labor dispute with the employees of the Company or the Subsidiaries exists, or, to the knowledge of the Company, is imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, individually or in the aggregate, may reasonably be expected to result in a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, considered as one enterprise;

(xxiv)                The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that either it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, considered as one enterprise;

(xxv)                   The Company and each of its Subsidiaries have made and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries. The Company maintains a system of internal controls which is in compliance with Section 91 AktG and sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with International Financial Reporting Standards as adopted by the European Union and the International Accounting Standards Board (“IFRS”) and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(xxvi)                Since the date of the latest audited financial statements included in the Pricing Prospectus, and other than as set forth in the Pricing Prospectus, (a) the Company has not been advised of (1) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its Subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its Subsidiaries, and (b) since that date, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xxvii)             The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 (e) of the Exchange Act) that comply with the requirements of the Exchange Act, and such disclosure controls and procedures are effective;

(xxviii)          Each of the Company and the Subsidiaries has filed all returns (as hereinafter defined) required by law to be filed with taxing authorities prior to the date hereof or have duly obtained extensions of time for the filing thereof and all taxes due by the Company and its Subsidiaries (whether or not shown as due on any return) have been paid, except which have been or will be promptly contested in good faith and as to which adequate reserves have been provided. All such returns are true, correct and complete in all material respects. Except as would not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, considered as one enterprise, no tax deficiency has been determined (or are currently pending) by any taxing authority in connection with any returns against the Company or the Subsidiaries. The term “taxes” mean all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, national insurance, value added, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, inflation linkages, additions to tax or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements and other documents required to be filed in respect to taxes;

(xxix)                There are no statutes, regulations, documents or contracts of a character required to be described in the Registration Statement or the Pricing Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required, as applicable;

(xxx)                   Neither the Company nor any of the Subsidiaries is in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, production, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim, individually or in the aggregate, would have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, considered as one enterprise; and the Company is not aware of any pending investigation which might reasonably be expected to lead to such a claim. Neither the Company nor any of its Subsidiaries anticipates incurring any material capital expenditures relating to compliance with environmental laws;

(xxxi)                Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any Subsidiary for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except to the extent that failure to so comply, individually or in the aggregate, would not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, considered as one enterprise. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption;

(xxxii)             Neither the Company nor any of its Subsidiaries, or, to the Company’s knowledge, any supervisory or management board member, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision under any applicable anti-corruption or anti-bribery law, including, but not limited to, any law, rule or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the applicable provisions of the German Criminal Code, as amended, Germany Administrative Offenses Act, Germany Act on Combating International Bribery of 1998, U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope applicable to them or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment. The Company has instituted and maintains policies and procedures which are designed to promote and achieve compliance with all applicable anti-corruption and anti-bribery laws.

(xxxiii)          Neither the Company nor any of the Subsidiaries or, to the Company’s knowledge, any supervisory or management board member, officer, agent, employee or affiliate of the Company or any of the Subsidiaries (“Person”), is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her

Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions; and the Company will not use, directly or indirectly, the proceeds of the issuance of the New Shares to be represented by ADSs, for lending, contributing or otherwise making available such proceeds to any subsidiaries, joint venture partners or any other Person subject to Sanctions, provided that this clause (xxxiii) shall in no event be interpreted or applied to the extent violating, or exposing the Company or any of its Subsidiaries or any of their directors, officers, agents, employees or affiliates thereof to any liability under, any anti-boycott or blocking law, regulation or statute that is in force from time to time and applicable to such entity (including without limitation EU Regulation (EC) 2271/96 and Section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes (Außenwirtschaftsverordnung — AWV));

(xxxiv)           The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with all the money laundering statutes and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, in each case, to the extent applicable to the Company, including, without limitation, the German Money Laundering Act of 2008 (Geldwäschegesetz), Title 18 U.S. Code Sections 1956 and 1957, the USA PATRIOT Act and the U.S. Bank Secrecy Act, all as amended (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxxv) Other than as contemplated by this Agreement, as disclosed in the Registration Statement, in the Pricing Disclosure Package or the Prospectus, the Company has not incurred and will not incur any liability that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the ADSs and the Shares represented thereby;

(xxxvi) The Company has no debt securities or preferred shares that are rated by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act);

(xxxvii) Except as described in the Registration Statement, all dividends and other distributions declared and payable on the Shares of the Company may under the current laws and regulations of the Federal Republic of Germany be paid to the Depositary in U.S. dollars or any other currency that may be converted into foreign currency, which may be freely transferred out of Germany, subject to applicable withholding or other taxes, as may be reduced by an applicable tax treaty, and without the necessity of obtaining any consents, approvals, authorizations, permissions, orders, registrations, filings, exemptions, waivers, endorsements, licenses, annual inspections, clearances and qualifications of any Governmental Authority having jurisdiction over the Company or any of their properties or under any applicable rules under the Exchange Act;

(xxxviii)   There is and has been no failure on the part of the Company or any of the Company’s officers, supervisory or management board members, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans;

(xxxix)         There are no persons with registration rights or other similar rights to have securities registered in connection with the offering of the ADSs by the Company pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;

(xl)                              The Company is not and, after giving effect to the offering and sale of the ADSs as contemplated herein and the application of the net proceeds therefrom as described in the Pricing Prospectus, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xli)                           The Company has not distributed and, prior to the later to occur of the Closing Date (as defined in Section 2(d)(ii) hereof) and completion of distribution of the ADSs, will not distribute any offering materials in connection with the offering and sale of the ADSs, other than the Pricing Prospectus, the Prospectus and, subject to compliance with Section 5 hereof, any Issuer Free Writing Prospectus; and the Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, any stabilization or manipulation of the price of any security of the Company in connection with the sale of the ADSs. The Company (a) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (b) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act;

(xlii)                        The statistical and market and industry-related data included in the Pricing Prospectus and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from sources to the extent required;

(xliii)                     The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act;

(xliv)                      The courts of Germany recognize and give effect to the choice of law provisions set forth in Section 17 hereof and will enforce judgments of U.S. courts obtained against the Company in connection with this Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, punitive damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of Germany; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of Germany; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Germany and (f) there is due compliance with the correct procedures under the laws of Germany;

(xlv)                       Neither the Company nor any of the Subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Germany or of the United States or the State of New York.  Upon execution and delivery, this Agreement will be in proper legal form under the laws of Germany and will constitute a binding legal obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; to ensure the legality, validity and enforceability of this Agreement, it is not necessary that this Agreement or any other document related hereto be filed, registered or recorded with or executed or notarized before any governmental or regulatory authority or agency of Germany;

(xlvi)                    Except for the establishment of the Company as the new holding company of the congatec group and the subsequent contribution by all shareholders of congatec AG of their shares in congatec AG into the Company by way of contribution in kind against issuance of new shares of the Company, which was effective upon registration of the underlying capital increase in the Commercial Register on October 8, 2015 (the “Reorganization”), the Company has not entered into any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a reorganization, merger or consolidation or a material acquisition or disposition of assets, technologies, business units or businesses;

(xlvii)                 Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no transaction tax, issue tax, stamp duty or other issuance or transfer tax or duty or withholding tax is or will be payable by or on behalf of the Underwriters, or otherwise imposed on any payments made to the Underwriters, acting in their capacity as Underwriters, in connection with (i) the issuance of the New Shares to the Underwriters by the Company and the deposit with the Depositary of the Ordinary Shares against the issuance of ADRs evidencing the ADSs; (ii) the issuance of the ADSs to or for the account of the several Underwriters; (iii) the initial sale by the Underwriters of the ADSs to purchasers thereof; (iv) the execution and delivery of this Agreement or the Deposit Agreement; or (v) any subsequent transfer of, or agreement to transfer, the ADSs (or interests in the ADSs) within The Depository Trust Company (“DTC”) (including such transfers to purchasers procured by the Underwriters);

(xlviii)              All of the information provided by the Company in writing to the Underwriters or to the Underwriters’ counsel specifically for use by the Underwriters’ counsel in connection with its FINRA Public Offering System filings (and related disclosure) with FINRA is true, complete and correct in all material respects;

(xlix)                    The audiovisual presentation made available to the public by the Company at http://www.netroadshow.com/nrs/wp/default.html?show=5AdEBd is a “bona fide electronic roadshow” for purposes of Rule 433(d)(8)(ii) of the Securities Act, and such presentation, together with the Pricing Prospectus, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from such presentation or Pricing Prospectus made in reliance upon and in strict conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use therein; and

(l)                                     Any certificate signed by any member of the management board of the Company delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(b)                                 Each Selling Shareholder, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the Closing Date and each Option Closing Date, if any:

(i)                                     No consents, approvals, authorizations or orders are necessary for the execution and delivery by such Selling Shareholder of this Agreement and the Power of Attorney and for the sale and delivery of the Ordinary Shares to be sold by such Selling Shareholder hereunder, except for (i) such consents, approvals, authorizations and orders as have been obtained by such Selling Shareholder prior to the date of this Agreement, (ii) the registration of the Shares and the ADSs under the Securities Act, (iii) such consents, approvals, authorizations and orders as may be required by FINRA, and (iv) under applicable state and foreign securities laws or Blue Sky laws in connection with the purchase and distribution of the ADSs by the Underwriters; and such Selling Shareholder has full right, power and authority to enter into this Agreement and the Power of Attorney and to sell, assign, transfer and deliver the Ordinary Shares to be sold by such Selling Shareholder hereunder;

(ii)                                  This Agreement and the Power of Attorney have each been duly authorized, executed and delivered by such Selling Shareholder; and the Power of Attorney constitutes the legal, valid and binding obligation of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity;

(iii)                               Such Selling Shareholder, if not an individual, has been duly incorporated (or organized) and is validly existing as a corporation (or other organization) in good standing under the laws of its jurisdiction (or organization);

(iv)                              The sale of the Ordinary Shares and ADSs to be sold by such Selling Shareholder hereunder, the execution of this Agreement and the Power of Attorney by such Selling Shareholder and the compliance by such Selling Shareholder with all of the provisions of this Agreement and the Power of Attorney and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the certificate or articles of incorporation or by-laws (or other organization documents) of such Selling Shareholder, if such Selling Shareholder is not an individual, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or any of its properties;

(v)                                 Such Selling Shareholder has, and immediately prior to the Closing Date and each Option Closing Date will have, good and valid title to the Ordinary Shares to be sold by such Selling Shareholder hereunder on such date free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Ordinary Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(vi)                              Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Ordinary Shares;

(vii)                           There are no legal or governmental proceedings pending to which such Selling Shareholder is a party or of which any property of such Selling Shareholder is the subject which, if determined adversely to such Selling Shareholder, individually or in the aggregate, would prevent or impair the consummation of the transactions contemplated by this Agreement;

(viii)                        (1) At the respective times the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto will become effective and at the Closing Date (and, if any Ordinary Shares to be represented by Option ADSs are purchased, at each Option Closing Date), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) at the time the Pricing Prospectus, the Prospectus or any amendments or supplements thereto are issued and at the Closing Date (and, if any Ordinary Shares to be represented by Option ADSs are purchased, at each Option Closing Date), none of the Pricing Prospectus, the Prospectus nor any amendment or supplement thereto will include an untrue statement of a material fact or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such representations and warranties in clauses (1) and (2) above apply only to statements or omissions made in reliance upon and in conformity with information relating to each Selling Shareholder furnished by or on behalf of such Selling Shareholder to the Company for use in the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, it being understood and agreed that such information furnished by or on behalf of each Selling Shareholder consists only of (A) the legal name, address and the number of Ordinary Shares owned and sold in the offering by such Selling Shareholder and (B) the other information (excluding percentages) with respect to such Selling Shareholder which appears in the table (and corresponding footnotes) under the caption “Principal and Selling Shareholders” in the Registration Statement or Prospectus or any amendment or supplement thereto (the “Selling Shareholder Information”); provided, further, that the representations and warranties in clauses (1) and (2) above shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in strict conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement or the Prospectus, it being understood and agreed that the only such information provided by any Underwriter is that identified as such in Section 9(b) hereof;

(ix)                              Any certificate signed by, or on behalf of, such Selling Shareholder and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby; and

(x)                                 Such Selling Shareholder has approved the Capital Increase and the issuance of the New Shares in the shareholders’ meeting held on November 11, 2015 and irrevocably waived any subscription rights (Bezugsrechte) with respect to any of the New Shares.

2.                            (a)             (i)          On the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein (A) the Company agrees to issue the New Shares following the Capital Increase to the Representative, acting for the account of the several Underwriters, as provided in subsection (B) below, as provided in this Agreement; (B) the Underwriters agree severally to subscribe for, purchase and underwrite the New Shares in accordance with Schedule I to the Pricing Agreement, and through the Representative, acting for the account of the several Underwriters, agree and undertake to subscribe, on the date hereof, for the New Shares at a price of €1.00 (the “Issue Price”) and to pay to the Company the Issue Price for each of the subscribed New Shares by crediting with value as of 8:00 a.m., Central European Time (“CET”) on November 16, 2015, the Issue Price multiplied by the number of New Shares (the “Aggregate Issue Price”) into a special account opened at Deutsche Bank AG, Deggendorf branch (account number DE 82750700130317782101) (BIC: DEUTDEMM750) in the name of the Company and entitled “Sonderkonto Kapitalerhöhung November 2015” (the “Capital Increase Account”), such account to be non-interest bearing and free of charges, and (C) for the purpose of registering the Capital Increase representing the New Shares in the Commercial Register, the Representative, will, subject to the conditions stated herein, execute in its own name, but for the account of the several Underwriters, and deliver to the Company a subscription certificate (Zeichnungsschein) in the form attached as Exhibit D hereto (the “Subscription Certificate”) no later than 7:00 p.m. CET on November 15, 2015, duly signed in duplicate form pursuant to Section 185 German Stock Corporation Act (Aktiengesetz, “AktG”) for the New

Shares, such Subscription Certificate, in accordance with its terms, to expire at 12:00 a.m. CET on November 24, 2015, and will effect payment of the Aggregate Issue Price as described in subsection (a)(i) above, as payment pursuant to Section 36a(1) AktG, to the Capital Increase Account. Upon crediting the Aggregate Issue Price and no later than 8:15 a.m. CET on November 16, 2015, the Representative will cause delivery to the Company of a bank certificate (Einzahlungsbestätigung) in the form attached as Exhibit E hereto (the “Bank Certificate”), confirming such credit pursuant to Sections 188(2), 36(2), 36a(1) and 37(1) AktG.

(ii)                                              Promptly upon receipt of the Subscription Certificate pursuant to Section 2(a)(i)(C) above and the Bank Certificate, the Company shall take all reasonable measures to effect the registration of the Capital Increase in the Commercial Register by 9:00 a.m. CET on November 16, 2015. Copies of all documents filed with the Commercial Register shall be delivered to the Representative. Promptly upon the registration of the Capital Increase in the Commercial Register, which is expected to be at the latest by 11:00 a.m. CET on November 19, 2015, the Company shall, by telefax or email with the original copy to follow promptly by courier, furnish the Representative with a certified excerpt of the registration notice of the Commercial Register and a certified excerpt from the Commercial Register, each evidencing such Capital Increase. If the registration with the Commercial Register of the Capital Increase has not been effected by 12:00 a.m. CET on November 24, 2015, the Subscription Certificate for the New Shares shall expire and the Representative, on behalf of the several Underwriters, may obtain repayment of the Aggregate Issue Price by way of canceling the transfer of the Aggregate Issue Price for the New Shares to the Capital Increase Account or retransfer of the Aggregate Issue Price. In such event, the Representative, on behalf of the several Underwriters, and the Company may agree that the Representative submit a new Subscription Certificate for the New Shares (to expire in accordance with its terms on a date to be determined by the Representative on behalf of the several Underwriters) and effect a new credit of the Aggregate Issue Price for the New Shares to the Capital Increase Account. If the Representative, on behalf of the several Underwriters, and the Company have not agreed on the submission of a new Subscription Certificate for the New Shares on or prior to December 8, 2015, all obligations of the several Underwriters to purchase and underwrite the New Shares shall terminate. In this event, the reimbursement obligation of the Company and each Selling Shareholder with respect to costs, charges and expenses incurred pursuant to the terms of Section 7 and the provisions set out in Sections 4 and 9 of this Agreement shall remain in full force and effect.

(iii)                                           Following the completion of the Capital Increase and the issuance of the New Shares, the Representative shall transfer title with respect to the New Shares to the Depositary on or prior to the Closing Date (as defined below), to enable delivery by the Depositary of the Firm ADSs in respect of the New Shares to the Representative for the account of the several Underwriters, for subsequent delivery to the other several Underwriters or to investors, as the case may be, by way of book-entry.

(iv)                                          Each Underwriter agrees, severally and not jointly, to purchase from the Representative, and the Representative agrees to sell to the several Underwriters, at the price per ADS set forth in the Pricing Agreement (the “Purchase Price”) multiplied by the number of ADSs representing one Ordinary Share, such number of New Shares set forth for each

Underwriter in Schedule I to the Pricing Agreement, subject to adjustments in accordance with Section 10 (Defaulting Underwriter) hereof.

(b)                                 (i)                                     On the basis of the representations, warranties and agreements set forth herein, each Selling Shareholder agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase, at the Purchase Price multiplied by the number of ADSs representing one Ordinary Share, the number of Existing Shares set forth opposite the name of each Underwriter in Schedule I to the Pricing Agreement (subject to any adjustments that may be made in accordance with Section 10 (Defaulting Underwriter) hereof). Each Underwriter shall purchase from each Selling Shareholder the number of Existing Shares that is as nearly as practicable in the same proportion to the total number of Existing Shares being sold by such Selling Shareholder as set forth in Schedule II to the Pricing Agreement as the number of Existing Shares being purchased by each Underwriter bears to the total number of Existing Shares to be sold hereunder. The obligations of the Selling Shareholders shall be several and not joint.

(ii)                                  The Selling Shareholders will transfer title with respect to such Existing Shares to the Underwriters, and the Underwriters will transfer title to the Depositary on or prior to the Closing Date (as defined below), to enable delivery by the Depositary of the ADSs in respect thereof to the Representative for the account of the several Underwriters, for subsequent delivery to the several Underwriters or to investors, as the case may be, by way of book-entry against the payment to each of the Selling Shareholders for the respective Existing Shares as set forth hereunder under this Section 2(b)(ii). Such Existing Shares shall be free from any claim for payment of outstanding contributions thereon and free of all third-party rights. The obligations of the Selling Shareholders shall be several and not joint.

(c)                                  Upon submission of the documents supporting the notification of the Capital Increase relating to the New Shares to the Commercial Register, but at the latest by 4:00 p.m. CET on such date, the Company shall deliver to the Custodian the Global Share Certificate, representing the Firm Shares.

(d)                                 (i)                                     The Company and the Selling Shareholders understand that the Underwriters intend to make a public offering of the ADSs as soon after the effectiveness of the Registration Statement and this Agreement as in the judgment of the Representative is advisable, and initially to offer the ADSs on the terms set forth in the Prospectus. The Company and the Selling Shareholders acknowledge and agree that the Underwriters may offer and sell ADSs to or through any affiliate of an Underwriter.

(ii)                                  Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds (in U.S. dollars) by wire transfer to an account designated by the Company for the New Shares and to accounts designated by each of the Selling Shareholders for the Existing Shares to be sold by each of the Selling Shareholders, in each case against delivery of the Firm ADSs to the Representative for the account of the several Underwriters, by way of book-entry. Such payment and delivery are to be made through the facilities of DTC at the offices of Dechert LLP, 1095 Avenue of the Americas, New York, NY 10036 (the “Closing Location”) at 9:00 a.m., New York City time, on the third (or fourth, if the Applicable Time occurs after 4:30 p.m., New York City time) business day after the date of the Pricing Agreement, or at such other time or place on the same or such other date, not later than the fifth business day thereafter as the Representative and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” The aggregate amount to be paid by the several Underwriters to the Company on the Closing Date in respect of the New Shares shall be the number of New Shares sold multiplied by the Purchase Price and the number of ADSs representing one Ordinary Share, less the Aggregate Issue Price for the New Shares (the “Excess Proceeds Amount”). Solely for purposes of calculating the Excess Proceeds Amount in U.S. dollars, the Aggregate Issue Price shall be converted from euro into U.S. dollars by applying the exchange rate in effect on the business day preceding the Closing Date. The Representative, on behalf of the several Underwriters, shall cause payment of the Excess Proceeds Amount to the account designated by the Company for the New Shares at the Closing Date. In addition, the Representative shall cause payment at the Closing Date to each of the Selling Shareholders, on behalf of the several Underwriters in satisfaction of their obligations to purchase the Existing Shares from the Selling Shareholders hereunder, of the Purchase Price multiplied by the number of Existing Shares sold by each such Selling Shareholder and the number of ADSs representing one Ordinary Share.

(e)                                  (i)                                     Upon written notice from the Representative given to the Company and the Selling Shareholders not more than 30 days subsequent to the date of the Prospectus, the several Underwriters may purchase all or less than all of the Option Shares to be sold by the Selling Shareholders at the Purchase Price multiplied by the number of ADSs representing one Ordinary Share. The Selling Shareholders agree, severally and not jointly, to sell to the several Underwriters the number of Option Shares as set forth in the Pricing Agreement; the several Underwriters agree, severally and not jointly, to purchase such Option Shares from the Selling Shareholders as set forth in the Pricing Agreement; and the number of Option Shares to be purchased from each Selling Shareholder shall be set forth in the notice delivered by the Representative in accordance with this Section 2(e)(i). Such Option Shares shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Shares set forth opposite such Underwriter’s name bears to the total number of Firm Shares (subject to adjustment by the Representative to eliminate fractions) and may be purchased by the several Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Option Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Option Shares or any portion thereof may be exercised once only.

(ii)                                  The time for the delivery of and payment for the Option Shares, being herein referred to as the “Option Closing Date” (which may be the Closing Date), shall be determined by the Representative and the Company but shall be not later than five full business days after written notice of election to purchase Option Shares is given. The Option Shares of the Selling Shareholders being purchased on the Option Closing Date are represented on the Global Share Certificate previously delivered to the Custodian; and the Selling Shareholders will transfer title with respect to the Option Shares to the Depositary on or prior to the Option Closing Date, to enable delivery by the Depositary of the ADSs in respect thereof to the Representative for the account of the several Underwriters, for subsequent delivery to the several Underwriters or to investors, as the case may be, by way of book-entry against payment of the aggregate purchase price for such Option Shares, which shall be the number of Option Shares sold multiplied by the Purchase Price, in Federal (same day) funds by wire transfer to an account designated by the Selling Shareholders for the Option Shares at the Option Closing Date. The obligations of the Selling Shareholders shall be several and not joint.

(f)                                   Each of the Company and the Selling Shareholders acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Selling Shareholders with respect to the offering of the ADSs contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Shareholders or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company, the Selling Shareholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Shareholders shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Selling Shareholders with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Selling Shareholders.

3.                                      As compensation for the Underwriters’ commitments, (i) the Company shall pay to the Representative for the Underwriters’ accounts a commission of [•]% of the aggregate Purchase Price for the New Shares subscribed for by the Underwriters from the Company on the Closing Date and (ii) the Selling Shareholders shall pay to the Representative for the Underwriters’ accounts a commission of [•]% of the aggregate Purchase Price for the Existing Shares and Option ADS to be sold by each Selling Shareholder on the Closing Date (or the Option Closing Date, as the case may be). The Underwriters, on the one hand, and each of the Company and the Selling Shareholders, severally and not jointly, on the other hand, agree that (x) the aggregate commission payable by the Company may, at the Underwriters’ sole discretion, be deducted from the aggregate Excess Proceeds Amount payable to the Company in respect of the New Shares for the Firm ADSs, and (y) the aggregate commission payable by the Selling Shareholders may, at the Underwriters’ sole discretion, be deducted from the aggregate Purchase Price payable to the Selling Shareholders in respect of the Existing Shares for the Firm ADSs and from the Purchase Price payable to the Selling Shareholders in respect of the Option Shares for the Option ADSs.

4.                                      The Company covenants and agrees with each of the Underwriters as follows:

(a)                                 The Company, subject to Section 4(b), will comply with the requirements of Rule 430A under the Securities Act, and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended prospectus shall have been filed, to furnish the Representative with copies thereof, and to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the ADSs for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and (v) if the Company ceases to be an Emerging Growth Company at any time prior to the later of (A) completion of the distribution of the ADSs within the meaning of the Securities Act and (B) completion of the 180-day restricted period referred to in Section 4(k) hereof.  The Company will promptly effect the filings necessary pursuant to Rule 424(b) under the Securities Act and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)                                 The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) under the Securities Act), or any amendment, supplement or revision to the Prospectus, or any Issuer Free Writing Prospectus, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(c)                                  The Company will use its best efforts to qualify the ADSs for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the ADSs, provided that nothing in this Section 4(c) shall require the Company to (i) qualify as a foreign corporation in any jurisdiction in which it is not already so qualified, (ii) file a general consent to service of process in any jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(d)                                 The Company has furnished or will deliver to the Representative upon request, without charge, three signed copies of the Initial Registration Statement as originally filed, any Rule 462(b) Registration Statement and of each amendment to each (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also, upon your request, deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)                                  The Company has delivered to each Underwriter, without charge, as many written and electronic copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act.  The Company will furnish to each Underwriter, without charge, prior to 5:00 p.m. on the business day next succeeding the date of this Agreement and from time to time thereafter during the period when the Prospectus is required to be delivered in connection with sales of the ADSs under the Securities Act or the Exchange Act or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act, such number of written and electronic copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)                                   The Company will comply with the Securities Act and the Rules and Regulations so as to permit the completion of the distribution of the ADSs as contemplated in this Agreement and in the Prospectus.  If at any time when, in the opinion of counsel for the Underwriters, a prospectus is required to be delivered in connection with sales of the ADSs under the Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Rules and Regulations, the Company will promptly prepare and file with the Commission, subject to Section 4(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of written and electronic copies of such amendment or supplement as the Underwriters may reasonably request.  The Company will provide the Representative with notice of the occurrence of any event during the period specified above that may give rise to the need to amend or supplement the Registration Statement or the Prospectus as provided in the preceding sentence promptly after the occurrence of such event. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative.

(g)                                  The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to the Representative as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

(h)                                 The Company will use the net proceeds received by it from the issuance of the New Shares to be represented by ADSs in all material respects as specified in the Pricing Prospectus under the heading “Use of Proceeds.”

(i)                                     The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares or the ADSs.

(j)                                    The Company will use its best efforts to effect and maintain the listing for quotation of the ADSs on the NASDAQ Global Market, subject to notice of issuance.

(k)                                 During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representative, (i) offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any Ordinary Shares, ADSs or other share capital or securities convertible into or exchangeable or exercisable for any Ordinary Shares, ADSs or other share capital, or enter into a transaction which would have the same effect, (ii) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, ADSs or other share capital, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the Ordinary Shares, ADSs or such other securities, in cash or otherwise, or (iii) publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, other than (1) the Ordinary Shares and ADSs to be issued and sold hereunder, (2) the issuance of options to acquire Ordinary Shares, ADSs, stock units or other similar awards granted pursuant to the Company’s benefit plans existing on or after the date hereof that are referred to in the Prospectus, as such plans may be amended, (3) the issuance of Ordinary Shares upon the exercise of any such options, (4) the repurchase of Ordinary Shares or ADSs upon the occurrence of a Termination Event and (5) the offer, issue and sale of Ordinary Shares or ADSs in connection with any acquisition or strategic investment (including any joint venture, strategic alliance or partnership) as long as (x) the aggregate number of Ordinary Shares or ADSs issued or issuable does not exceed 5% of the number of Ordinary Shares outstanding immediately after such issuance and sale, and (y) each recipient of any such Ordinary Shares or ADSs agrees to restrictions on the resale of such securities that are consistent with the “lock-up” agreement described in Section 8(p) for the remainder of the 180-day period.

(l)                                     If the Representative, in its sole discretion, agrees to release or waive the restrictions set forth in a “lock-up” agreement described in Section 8(p) hereof for a supervisory or management board member of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit F hereto through a major news service at least two business days before the effective date of the release or waiver.

(m)                             The Company, during the period when the Prospectus is required to be delivered in connection with sales of the ADSs under the Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.

(n)                                 The Company will file with the Commission such information on Form 20-F or Form 6-K as may be required pursuant to Rule 463 under the Securities Act.

(o)                                 During a period of three years from the effective date of the Registration Statement, the Company will furnish to you copies of all reports or other communications (financial or other) furnished to shareholders generally, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission); provided, that the Company will be deemed to have furnished such reports and financial statements to the Representative to the extent they are filed on EDGAR.

(p)                                 If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company will file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of the Pricing Agreement, and at the time of filing either to pay to the Commission the filing fee for the Rule 462(b) Registration Statement or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(q)                                 If so requested by the Representative, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of the Pricing Agreement, to the Representative an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the ADSs. As used herein, the term “electronic Prospectus” means a form of the most recent Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the Representative and the other Underwriters to offerees and purchasers of the ADSs; (ii) it shall disclose the same information as such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus, as the case may be; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow investors to store and have continuously ready access to such Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the

Internet generally).  The Company hereby confirms that, if so requested by the Representative, it has included or will include in the Prospectus filed with the Commission an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus to such investor or representative.

(r)                                    The Company will indemnify and hold each Underwriter harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges imposed by any government, or any political subdivisions or tax authority thereof or therein, including any interest and penalties (the “Transfer Taxes”), which are or may be required to be paid in connection with the creation, allotment, issuance and initial delivery of the ADSs, including the deposit of the Shares with the Depositary in accordance with the Deposit Agreement, and the execution and delivery of this Agreement and the Deposit Agreement. Any subsequent Transfer Taxes payable on any transfer subsequent to the delivery of the ADSs in accordance with Section 2 hereof shall not be the responsibility of the Company.

(s)                                   The Company agrees that it will not attempt to avoid any judgment obtained by it or denied to it in a court of competent jurisdiction outside Germany, and following the consummation of the offering of the ADSs, it will use its reasonable best efforts to obtain and maintain all approvals required in Germany to pay and remit outside Germany all dividends declared by the Company and payable on the Ordinary Shares (deducting applicable withholding taxes, if any), if any.

(t)                                    The Company will deliver as of the date hereof a certificate from its Chief Financial Officer regarding certain matters in connection with its financial statements set forth in Exhibit G hereto.

5.                                      (a) The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the ADSs that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the ADSs that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representative is listed on Schedule III hereto;

(b) Each Selling Shareholder represents and agrees that it has not made and will not make any offer relating to the ADSs that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act;

(c) The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show;

(d) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in strict conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.

6.                                      Each Selling Shareholder covenants and agrees with each of the Underwriters as follows:

(a)                                 During a period of 180 days from the date of the Prospectus, such Selling Shareholder will not, without the prior written consent of the Representative, (i) offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any Ordinary Shares, ADSs or other share capital or securities convertible into or exchangeable or exercisable for any Ordinary Shares, ADSs or other share capital, or enter into a transaction which would have the same effect, (ii) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, ADSs or other share capital, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the Ordinary Shares, ADSs or such other securities, in cash or otherwise, or (iii) publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement.

(b)                                 Such Selling Shareholder will deliver to the Representative, prior to or at the Closing Date, a properly completed and executed United States Treasury Department Form W-9, W-8BEN (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibilities Act of 1982 with respect to the transactions contemplated by this Agreement.

(c)                                  Prior to the Closing Date, such Selling Shareholder will have caused the Company to deposit the Existing Shares with the Depositary in accordance with the provisions of the Deposit Agreement so that the ADRs evidencing the ADSs to be delivered to the Underwriters at the Closing Date or the Option Closing Date, as applicable, are executed, countersigned and issued by the Depositary against receipt of such Existing Shares and delivered to the Underwriters at the Closing Date or the Option Closing Date, as applicable.

(d)                                 Such Selling Shareholder will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares or the ADSs.

(e)                                  During the Prospectus Delivery Period, each Selling Shareholder will advise the Representative promptly, and will confirm such advice in writing to the Representative, of any change in the Selling Shareholder Information relating to each such Selling Shareholder in the Registration Statement, the Prospectus or any document comprising the Pricing Disclosure Package.

7.                                      The Company and the Selling Shareholders, severally and not jointly, covenant and agree with the several Underwriters that, whether or not the transactions contemplated by this Agreement are consummated: (a) the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the fees, disbursements and expenses of the Company’s counsel, accountants and other advisors; (ii) filing fees and all other expenses in connection with the preparation, printing and filing of the Registration Statement, each Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) the cost of printing or producing this Agreement, closing documents (including any compilations thereof) and such other documents as may be required in connection with the offering, purchase, sale and delivery of the ADSs; (iv) all expenses in connection with the qualification of the ADSs for offering and sale under state securities laws as provided in Section 4(c), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey, provided that the reasonable fees and disbursements of counsel for the Underwriters relating to this subclause (iv) shall not exceed $10,000; (v) all fees and expenses in connection with listing the ADSs on the NASDAQ Global Market; (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by FINRA of the terms of the sale of the ADSs, provided that the reasonable fees and disbursements of counsel for the Underwriters relating to this subclause (vi) shall not exceed $25,000; (vii) all fees and expenses in connection with the preparation, issuance and delivery of the certificates representing the ADSs and/or ADRs to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the ADSs to the Underwriters; (viii) the cost and charges of any transfer agent or registrar; (ix) the transportation and other expenses incurred by the Company in connection with presentations to prospective purchasers of Shares, provided, however, that the Company shall be responsible for 50% of the cost of any aircraft chartered in connection with such presentations to prospective purchasers of Shares and the Underwriters shall be responsible for the balance; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (b) each Selling Shareholder will pay or cause to be paid all expenses incident to the performance of such Selling Shareholders’ obligations under this Agreement which are not otherwise specifically provided for in this Section 7, including (i) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Shareholder to the Underwriters hereunder and (ii) the fees, disbursements and expenses of the Selling Shareholders’ counsel and other advisors, if any.

8.  The several obligations of the Underwriters hereunder to purchase the Firm ADSs and pay the Purchase Price for the New Shares to be issued by the Company or the Existing Shares sold by the Selling Shareholders and represented by ADSs on the Closing Date or to purchase the Option ADSs and pay the Purchase Price for the Option ADSs on the Option Closing Date, as the case may be, are subject to the performance by the Company and each of the Selling Shareholders of their respective obligations hereunder and to the following additional conditions:

(a)                                 The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 4(a); all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act; if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., New York City time, on the date of the Pricing Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof or the Prospectus or any part thereof or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or any state securities commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(b)                                 The respective representations and warranties of the Company and the Selling Shareholders contained herein are true and correct on and as of the Closing Date or the Option Closing Date, as the case may be, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and each of the Company and the Selling Shareholders shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be.

(c)                                  Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading or (iii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(d)                                 (i) Neither the Company nor any Subsidiary shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) there shall not have been any change in the capital stock or long-term debt of the Company or any Subsidiary or (2) there shall not have been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, considered as one enterprise, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Pricing Prospectus.

(e)                                  the Representative shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, (i) a certificate of two executive officers of the Company, at least one of whom has specific knowledge about the Company’s financial matters, satisfactory to the Representative, to the effect (1) set forth in Sections 8(b) (with respect to the respective representations, warranties, agreements and conditions of the Company) and 8(c), (2) that none of the situations set forth in clause (i) or (ii) of Section 8(d) shall have occurred and (3) that no stop order suspending the effectiveness of the Registration Statement has been issued and to the knowledge of the Company, no proceedings for that purpose have been instituted or are pending or contemplated by the Commission, and (ii) a certificate of the Selling Shareholders, satisfactory to the Representative, to the effect set forth in Section 8(b) (with respect to the respective representations, warranties, agreements and conditions of the Selling Shareholders);

(f)                                   On the Closing Date or Option Closing Date, as the case may be, Dechert LLP, United States counsel for the Company, shall have furnished to the Representative their favorable written opinion, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to counsel for the Underwriters. Such opinion shall include opinion statements confirming the effectiveness of the Reorganization.

(g)                                  On the Closing Date or Option Closing Date, as the case may be, Dechert LLP, German counsel for the Company, shall have furnished to the Representative their favorable written opinion, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to counsel for the Underwriters. Such opinion shall include opinion statements confirming the effectiveness of the Reorganization.

(h)                                 On the Closing Date or Option Closing Date, as the case may be, (i) Paul Hastings, United States counsel for the Selling Shareholders, (ii) Gütt Olk Feldhaus Partnerschaft von Rechtsanwälten mbB, German counsel for the German Selling Shareholders, and (iii) First International Law and Intellectual Property Offices, Taiwanese counsel to the Taiwanese Selling Shareholder, Lin Shu Wan, shall each have furnished to the Representative their favorable written opinions, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to counsel for the Underwriters.

(i)                                     On the Closing Date or Option Closing Date, as the case may be, Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, shall have furnished to the Representative their written opinion, in form and substance reasonably satisfactory to counsel for the Underwriters, in form and substance satisfactory to counsel for the Underwriters.

(j)                                    On the effective date of the Registration Statement and, if applicable, the effective date of the most recently filed post-effective amendment to the Registration Statement,

PwC shall have furnished to the Representative a letter, dated the date of delivery thereof, in form and substance satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(k)                                 On the Closing Date or Option Closing Date, as the case may be, the Representative shall have received from PwC a letter, dated the Closing Date or such Option Closing Date, as the case may be, to the effect that they reaffirm the statements made in the letter or letters furnished pursuant to Section 8(j), except that the specified date referred to shall be a date not more than three business days prior to the Closing Date or such Option Closing Date, as the case may be.

(l)                                     On the Closing Date or Option Closing Date, as the case may be, Latham & Watkins LLP, United States counsel for the Underwriters, shall have furnished to the Representative their opinion and 10b-5 statement dated the Closing Date or the Option Closing Date, as the case may be, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(m)                             On the Closing Date or Option Closing Date, as the case may be, Latham & Watkins LLP, German counsel for the Underwriters, shall have furnished to the Representative their opinion dated the Closing Date or the Option Closing Date, as the case may be, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(n)                                 The ADSs to be delivered on the Closing Date or Option Closing Date, as the case may be, shall have been approved for listing on the NASDAQ Global Market, subject to official notice of issuance.

(o)                                 FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and conditions.

(p)                                 The Representative shall have received “lock-up” agreements, each substantially in the form of Exhibit H hereto, from all of the shareholders and supervisory and management board members of the Company and such agreements shall be in full force and effect on the Closing Date or Option Closing Date, as the case may be.

(q)                                 On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NASDAQ Global Market; (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ Global Market; (iii) a general moratorium on commercial banking activities declared by Federal, New York State or German authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United

States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.

(r)                                    The Deposit Agreement shall be in full force and effect, and the Company and the Depositary shall have taken all action necessary to permit the deposit of the New Shares and the issuance of the ADSs in accordance with the Deposit Agreement.

(s)                                   The Company shall have delivered (i) in accordance with, and at the time provided for, in Section 2(a)(v), the duly executed Global Share Certificate evidencing the Ordinary Shares to the Custodian and (ii) in accordance with, and at the time provided for, in Section 2(a)(ii) certified excerpt from the Commercial Register evidencing the Capital Increase represented by the New Shares.

(t)                                    The Company shall have taken all such necessary steps prior to the receipt of the Issue Price in the Company’s bank account in accordance with Section 2 hereof in order to, upon the receipt of such Issue Price, (i) effect the registration of the New Shares with the Commercial Register, (ii) deliver an official excerpt from the Commercial Register evidencing the New Shares and (iii) enter such New Shares in the book entry system operated by Clearstream Banking AG, Frankfurt/Germany, each in accordance with all applicable law and in accordance with Section 2 hereof.

(u)                                 The Selling Shareholders shall have transferred title to the Existing Shares to Citigroup Global Markets Deutschland AG as custodian for the Depositary to be sold in accordance with Section 2 above to the Underwriters.

(v)                                 The Pricing Agreement shall have been duly authorized, executed and delivered by the Company, the Selling Shareholders and the Representative on behalf of the several Underwriters, there being no obligation to execute the Pricing Agreement.

(w)                               The Company shall have delivered a “bring down,” dated as of the Closing Date, of the certificate referred to in Section 4(t) hereof.

(x)                                 The Power of Attorney shall be in full force and effect and shall not have been amended.

(y)                                 On or prior to the Closing Date or Option Closing Date, as the case may be, the Company and the Selling Shareholders shall have furnished to the Representative such further information, certificates and documents as the Representative shall reasonably request.

If any condition specified in this Section 8 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated, subject to the provisions of Section 11, by the Representative by notice to the Company at any time at or prior to the Closing

Date or Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party, except as provided in Section 11.

9.                                      (a)                                 (i) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus, or any Written Testing-the-Waters Communication in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter is the information described as such in Section 9(b) below.

(ii)                                  After payment of the Excess Proceeds Amount by the Underwriters for the Ordinary Shares to be represented by the Firm ADSs, (x) if the Firm ADSs are not delivered to the Underwriters’ accounts through DTC on the Closing Date (or an otherwise mutually agreed upon date) due to circumstances not caused by the Underwriters, (i) the Underwriters shall use commercially reasonable best efforts to sell at the highest available price any such ADSs for which purchasers of ADSs (which are not affiliates of the Underwriters) cancel the related trades as a result of such delay beyond the Closing Date and the Company will indemnify the Underwriters for the difference between the price to the public of the ADSs set forth in the Prospectus and the actual price paid to the Underwriters for such Firm ADSs (if any), it being understood that the Underwriters shall not receive any amounts pursuant to this provision that provides them with a commission that is greater than the [•]% of the Excess Proceeds Amount agreed to pursuant to Section 2(d)(ii) hereof and (y) in addition to any remedy that may be available under paragraph (ii)(x), if there is a failure to deliver any Firm ADSs to the Underwriters’ accounts through DTC by the date that is five business days following the Closing

Date, due to circumstances not caused by the Underwriters, the Company will use its commercially reasonable best efforts to unwind such issuance of the Ordinary Shares and indemnify the Underwriters for their actual direct losses as a result of such failure to deliver ADSs, it being understood that “actual direct losses” refers only to the payment of any Excess Proceeds Amount previously made by the Underwriters.  For the avoidance of doubt, such Excess Proceeds Amount shall be determined net of any amount paid by the Company under Section 2(d)(ii) hereof in satisfaction of the Underwriters’ commission, including by deduction of such commission from the Excess Proceeds Amount paid by the Underwriters.

(iii)                               The Selling Shareholders, severally and not jointly, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act to the extent and in the manner set forth in clause (a)(i) above; provided that the Selling Shareholders shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act in reliance upon and in conformity with the Selling Shareholder Information; provided, further, that the liability of each Selling Shareholder under this subsection shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to the Selling Shareholder from the sale of Ordinary Shares sold by the Selling Shareholders hereunder.

(b)                                 Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each Selling Shareholder, each of the members of the supervisory board of the Company, each of the members of the management board of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company or a Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, or any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the names of the Underwriters wherever they appear; the concession and reallowance figures and the terms of the offering appearing in the 8th and 9th paragraphs under the caption “Underwriting;” the information contained in the 15th through 18th, 20th and 21st paragraphs under the caption “Underwriting,” and the information contained in the 22nd paragraph under the caption “Underwriting” (except for the second sentence thereof, but only with respect to the Underwriters, past events and the fact of any past fees and reimbursement expenses).

(c)                                  Promptly after receipt by an indemnified party under Section 9(a) or 9(b) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 9).  In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and jointly with any other indemnifying party similarly notified, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party).  Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action or (iii) such indemnified party or parties shall have reasonably concluded, based on advice from counsel, that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel, in the event of indemnified parties under Section 9(a), shall be selected by the Representative.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under Section 9(a)(i) or 9(b) in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company or the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares; provided that the liability of each Selling Shareholder under this subsection shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to the Selling Shareholder from the sale of Ordinary Shares sold by the Selling Shareholders hereunder. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company or the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company or the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the ADSs shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company or the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(d).  The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 9(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this Section 9(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                                  The obligations of the parties to this Agreements contained in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

10.                               If any Underwriter or Underwriters default in its or their obligations to subscribe for Shares hereunder on the Closing Date or any Option Closing Date and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed to subscribe for does not exceed 10% of the total number of Shares that the Underwriters are obligated to subscribe for on such Closing Date or Option Closing Date, as the case may be, the Representative may make arrangements satisfactory to the Company and the Selling Shareholders for the subscription of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date or Option Closing Date, as the case may be, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to subscribe for the Shares that such defaulting Underwriters agreed but failed to subscribe for on such Closing Date or Option Closing Date, as the case may be.  If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur exceeds 10% of the total number of Shares that the Underwriters are obligated to subscribe for on such Closing Date or Option Closing Date, as the case may be, and arrangements satisfactory to the Representative, the Company and the Selling Shareholders for the subscription of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate, subject to the provisions of Section 11, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except as provided in Section 11.  Nothing herein will relieve a defaulting Underwriter from liability for its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.  As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

11.                               Notwithstanding anything herein contained, this Agreement (or the obligations of the several Underwriters with respect to any New Shares to be represented by Option ADSs which have yet to be issued) may be terminated, subject to the provisions of Section 12, in the absolute discretion of the Representative, by notice given to the Company and the Selling Shareholders, if after the execution and delivery of this Agreement (i) the Applicable Time does not occur on or before January 31, 2016 or (ii) following the Applicable Time, but prior to the Closing Date or the Option Closing Date, as the case may be: (A) any of the conditions provided for in Section 8 herein shall not have been fulfilled when and as required by this Agreement; (B) trading generally on the NYSE MKT or the New York Stock Exchange or on the NASDAQ

Global Select Market or the NASDAQ Global Market shall have been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental or regulatory authority; (C) trading of any securities of or guaranteed by the Company or any Subsidiary shall have been suspended on any exchange or in any over-the-counter market; (D) a general moratorium on commercial banking activities in New York or Germany shall have been declared by Federal, New York State or German authorities or a new restriction materially adversely affecting the distribution of the Firm ADSs or the Option ADSs, as the case may be, shall have become effective or (E) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the ADSs to be delivered on the Closing Date or Option Closing Date, as the case may be, or to enforce contracts for the sale of the ADSs (each of the events set forth in clauses (i) and (ii), including subclauses (A) through (E), a “Termination Event”).

If this Agreement is terminated pursuant to this Section 11, such termination will be without liability of any party to any other party except as provided in Section 11 hereof.

(a)                                 Should the Termination Event occur before the Subscription Certificate for the New Shares has been filed with the Commercial Register, the Representative may at its option and in its sole discretion, on behalf of the several Underwriters, terminate this Agreement, and, thereafter, the obligation of the Representative to subscribe for the Shares for the account of the several Underwriters and the several obligations of the Underwriters to acquire the Securities may be cancelled, and, in such circumstances, the Company shall return the Subscription Certificate for the New Shares and the Bank Confirmation to the Representative and release any funds already credited to the Capital Increase Account for the benefit of the Representative.

(b)                                 If a Termination Event occurs after all documents required for the registration of the Capital Increase have been filed with the Commercial Register, the Representative may at its option and in its sole discretion, on behalf of the several Underwriters, request from the Company by written notification to the Company to employ its reasonable best efforts to procure a withdrawal of the application for registration of the Capital Increase with the Commercial Register. If the application is withdrawn successfully, the obligation of the Representative to subscribe for the New Shares for the account of the several Underwriters and the several obligations of the Underwriters to acquire the Securities shall terminate and the Company shall return the Subscription Certificate for the Shares and the Bank Confirmation to the Representative. Furthermore, the Company shall release any funds already credited to the Capital Increase Account for the benefit of the Representative.

(c)                                  If the Termination Event occurs after registration of the Capital Increase or on a date on which the application for the registration of the Capital Increase with the Commercial Register can no longer be withdrawn, or if despite a request a withdrawal does not occur for other reasons, the Representative at its option and in its sole discretion, on behalf of the several Underwriters, may terminate this Agreement on behalf of the several Underwriters; provided, however, that the several obligations of the Underwriters hereunder to acquire the New Shares at the Issue Price shall remain in force and survive any such termination. The Representative may, however, release the several other Underwriters of this obligation in its sole discretion. Subject to the foregoing, in the event of any such termination, (i) the several obligations of the Underwriters towards the Company and the Selling Shareholders to acquire and offer the Securities shall terminate, (ii) any Existing Shares that have already been transferred shall be retransferred to the respective Selling Shareholder and (iii) the Representative and the Company shall mutually identify and agree in good faith on one or more purchasers for the New Shares as promptly as practicable thereafter and the Representative agrees to sell the Shares to such designated purchaser(s) at a price no less than the Issue Price. In the event either (A) the Representative and the Company cannot so identify and agree on any purchaser within ten days following the date of such termination or (B) the sale to such designated purchaser(s) does not occur (other than for reasons solely caused by the Representative) within 15 days following the date of such termination, the Company shall repurchase the New Shares up to a maximum amount of 10% of the registered share capital of the Company before registration of the Capital Increase, and with respect to any remaining New Shares the Representative shall have the right to sell the New Shares to any other person or persons as they deem best in its sole discretion. In the event of any such third party sale pursuant to this subsection (d)(ii), the Representative shall forward to the Company any proceeds received by it from such disposition less the amount credited to the Capital Increase Account. For the avoidance of doubt, the Representative and the Underwriters shall not receive the underwriting commission for any such sale. If the Shares have already been transferred from the Representative to the Depositary and registered in the Depositary’s name, the Company shall assist the Representative in taking all reasonable measures necessary to effect the transfer of the New Shares to the Representative or any other entity designated by the Representative, on behalf of the several Underwriters, and to register the New Shares in the name of the Representative or any other entity designated by the Representative, on behalf of the several Underwriters.

12.                               The respective indemnities, agreements, representations, warranties and other statements of the Company or the members of its management board, of the Selling Shareholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, any Selling Shareholder or any of their respective representatives, officers or directors (or the equivalent thereof) or any controlling person, and will survive the issuance of and payment for the Shares.  If this Agreement is terminated pursuant to Sections 8, 10 or 11 or if for any reason permitted under this Agreement the subscription of any of the New Shares by the Underwriters and the issuance of the ADSs is not consummated, the Company and the Selling Shareholders shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 7, the respective obligations of the Company, the Selling Shareholders and the Underwriters pursuant to Section 9 and the provisions of Sections 12, 13, 16 and 17 shall remain in effect and, if any Ordinary Shares or ADSs have been issued hereunder the representations and warranties in Section 1 and all obligations under Section 4 and Section 5 shall also remain in effect.  If this Agreement shall be terminated by the Underwriters, or any of them, under Section 11 or otherwise in accordance with this Agreement because of any failure or refusal on the part of the Company or the Selling

Shareholders to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any of the Company or the Selling Shareholders shall be unable to perform its obligations under this Agreement or any condition of the Underwriters’ obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all documented out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

13.                               This Agreement shall inure to the benefit of and be binding upon the Company, the Selling Shareholders and the Underwriters, the officers, members of the supervisory board and management board of the Company referred to herein, any controlling persons referred to herein and their respective successors and assigns.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  No purchaser of ADSs from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

14.                               All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt thereof by the recipient if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representative, c/o Stifel, Nicolaus & Company, Incorporated, 787 Seventh Avenue, 11th Floor New York, New York 10019 (fax no.: +1-212-271-3678); Attention: Brian McMahon.  Notices to the Company shall be given to it at congatec Holding AG, Auwiesenstrasse 5, 94469 Deggendorf, Germany (fax no.: +49-991-2700-111); Attention:  Josef Wenzl, with a copy to Dechert LLP, 1095 Avenue of the Americas, New York, New York 10036 (fax no: +1-212-698-0416), Attention: David S. Rosenthal.  Notices to the Selling Shareholders shall be given to the Custodian at Citigroup Global Markets Deutschland AG, Reuterweg 16, 60323 Frankfurt am Main, Germany, (fax no.: +49-69-1366-1429); Attention:  Volker Schnarr.

15.                               This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

16.                               THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAWS.

17.                               (a)                                 The parties hereby irrevocably submit to the non-exclusive jurisdiction of any New York state or U.S. federal court located in the City of New York, New York, in connection with any dispute related to this Agreement, any transaction contemplated hereby or any other matter contemplated hereby. Each of the Company and the Selling Shareholders irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that any of the Company and the Selling Shareholders has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, each of the Company and such Selling Shareholder, as applicable, irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b)                                 Each of the Company and the Selling Shareholders hereby appoints Corporation Service Company, 1090 Vermont Avenue N.W., Washington, DC 20005, as their respective agents for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. Each of the Company and the Selling Shareholders waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Company and the Selling Shareholders represents and warrants that such agent has agreed to act as its agent for service of process. To the extent that either the Company or the Selling Shareholders determines to appoint a new agent for service of process, each of the Company and the Selling Shareholders agrees to promptly notify the Representative of the name and address of such new agent for service of process.

(c)                                  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase U.S. dollars with such other currency in the city of New York on the business day preceding that on which final judgment is given. The obligation of each of the Company and the Selling Shareholders with respect to any sum due from it to any Underwriter or any person controlling any Underwriter under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase U.S. dollars with such other currency. If the U.S. dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company and the Selling Shareholders agree as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss, as applicable. If the U.S. dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company and such Selling Shareholder, as applicable, an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

18.                               The Company and each of the Selling Shareholders, severally and not jointly, acknowledge and agree that (i) the issuance or sale, as the case may be, of the New Shares to be represented by ADSs pursuant to this Agreement, including the determination of the public offering price of the ADSs and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholders on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, the Selling Shareholders or their respective stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Shareholder on other matters) or any other obligation to the Company or any Selling Shareholder except the obligations expressly set forth in this Agreement and (iv) the Company and each of the Selling Shareholders has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company and each of the Selling Shareholders severally agrees that each will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or such Selling Shareholder, in connection with such transaction or the process leading thereto.

19.                               The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions.  The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transaction for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

20.                               Notwithstanding anything herein to the contrary, the Company and the Selling Shareholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Shareholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind.  However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws.  For this purpose, “tax structure” is limited to any facts that may be relevant to that tax treatment.

21.                               This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Shareholders and the Underwriters, or any of them, with respect to the subject matter hereof.

22.                               The Company, the Selling Shareholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument will become a binding agreement among the Company the Selling Shareholders and the Underwriters.

Very truly yours,

CONGATEC HOLDING AG

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

congatec Mitarbeiter Treuhand-UG

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Dr. Steffen Lehmann & Cie. GmbH

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Heinz Iglhaut

[Signature Page to Underwriting Agreement]

Lin Shu Wan

[Signature Page to Underwriting Agreement]

Technologie Beteiligungsfonds Bayern II GmbH & Co. KG

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Anita Mühlbauer

[Signature Page to Underwriting Agreement]

Vetos GmbH

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Tobias Mühlbauer

[Signature Page to Underwriting Agreement]

Domino Beteiligungs GmbH

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	Stifel, Nicolaus & Company, Incorporated

By:
Title:

For itself and as Representative of the other Underwriters named in Schedule I hereto

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter

Stifel, Nicolaus & Company, Incorporated
Needham & Company, LLC
Canaccord Genuity Inc.
JMP Securities LLC

SCHEDULE II

Selling Shareholders

congatec Mitarbeiter Treuhand-UG
Dr. Steffen Lehmann & Cie. GmbH
Heinz Iglhaut
Lin Shu Wan
Technologie Beteiligungsfonds Bayern II GmbH & Co. KG
Anita Mühlbauer
Vetos GmbH
Domino Beteiligungs GmbH
Tobias Mühlbauer

SCHEDULE III

Written Testing-the-Waters Communications dated October 2015.

EXHIBIT A

FORM OF GLOBAL SHARE CERTIFICATE

WKN A1610N
congatec Holding AG
ISIN DE000A1610N5
mit Sitz in München
Ordnungs-Nr. 001

Globalurkunde

über bis zu [•] auf den Namen der Citigroup Global Markets Deutschland AG, Frankfurt am Main, lautende Stammaktien der congatec Holding AG mit Sitz in München in Form von Stückaktien

Aktiennummern 1 bis [•]

Die Anzahl der in dieser Globalurkunde verbrieften und begebenen Aktien ergibt sich aus der aktuellen virtuellen Depotdokumentation der Clearstream Banking AG, Frankfurt am Main.

Diese Globalurkunde ist ausschließlich zur Verwahrung bei der Clearstream Banking AG, Frankfurt am Main, bestimmt.

Zu dieser Globalurkunde wurde kein Globalgewinnanteilschein ausgefertigt.

Die in dieser Globalurkunde verbrieften Aktien sind ab dem 1. Januar 2015 gewinnberechtigt.

München, im November 2015

congatec Holding AG

Der Vorstand	Der Aufsichtsrat

EXHIBIT B

FORM OF PRICING AGREEMENT

PRICING AGREEMENT, dated [ • ], 2015

among

(1)

congatec Holding AG, a stock corporation (Aktiengesellschaft) incorporated in the Federal Republic of Germany and registered with the commercial register (Handelsregister) of the Local Court (Amtsgericht) of Munich under the number HRB 219746 (the “Company”),

(2)	the Selling Shareholders named on Schedule II to the Underwriting Agreement, and

(3)	Stifel Nicolaus & Company, Incorporated, as representative of the several underwriters named on Schedule I to the Underwriting Agreement (the “Other Underwriters”).

Stifel Nicolaus & Company, Incorporated is referred to as the “Representative”; the Representative together with the Other Underwriters are referred to as the “Underwriters.”

RECITAL

Pursuant to the terms of an underwriting agreement dated [ • ], 2015 (the “Underwriting Agreement”):

(I)            the Company previously issued the New Shares, and the several Underwriters, through Stifel Nicolaus & Company, Incorporated, acting for the account of the several Underwriters, subscribed for and purchased the New Shares for an aggregate amount equal to the Aggregate Issue Price, with the underlying capital increase having been registered (and therefore the New Shares having been validly issued by the Company) with the commercial register (Handelsregister) of the Local Court (Amtsgericht) of Munich on [ • ], 2015; and

(II)          subject to the terms and conditions set forth herein and the Underwriting Agreement, and on the basis of the representations, warranties and agreements set forth herein and in the Underwriting Agreement:

(i)    the Company agrees to issue and sell to the several Underwriters, and each of the Underwriters agrees to underwrite and purchase from the Company, severally and not jointly, the respective number of New Shares set forth opposite the names of the Underwriters in Schedule I hereto under the column captioned “Number of New Shares to be Subscribed,” subject to adjustments in accordance with Section 10 of the Underwriting Agreement, each at the Purchase Price (as defined below) multiplied by the number of ADSs representing one Ordinary Share, less the Issue Price paid per Ordinary Share; and

(ii)   the Selling Shareholders agree to sell to the several Underwriters, and each of the Underwriters agrees to underwrite and purchase from the Selling Shareholders, severally and not jointly, (x) the respective number of Existing Shares set forth opposite the names of the Underwriters in Schedule I hereto under the column captioned “Number of Existing Shares to be Purchased,” and (y) in the event the Underwriters exercise their option to purchase the Option Shares pursuant to Section 2(e) of the Underwriting Agreement, the number of Option Shares specified in the notice from the Representative to the Selling Shareholders referenced in Section 2(e)(i) of the Underwriting Agreement, which shall indicate the number of Option Shares to be purchased from each Selling Shareholder up to the maximum number of Option Shares set forth by the name of such Selling Shareholder on Schedule II hereto, subject to adjustments in accordance with Section 10 of the Underwriting Agreement, each at the Purchase Price (as defined below) multiplied by the number of ADSs representing one Ordinary Share.  The respective amounts of Existing Shares to be sold by the Selling Shareholders are set forth opposite their names in Schedule II hereto.

DEFINITIONS AND INTERPRETATION

Each capitalized term used but not defined herein shall have the meaning ascribed thereto in the Underwriting Agreement.

PURCHASE PRICE

The Purchase Price shall be $[•] per Ordinary Share or $[•] per ADS.

APPLICABLE TIME

“Applicable Time” means [ • ] [A/P].M., New York City time, on [ • ], 2015.

NUMBER OF FIRM SHARES

The total number of Firm Shares shall be [ • ] (in words: [ • ]).

The number of Firm Shares that each Underwriter has agreed to subscribe for and/or purchase under the terms and conditions of the Underwriting Agreement shall be as set forth opposite the names of the Underwriters in Schedule I hereto under the columns captioned “Number of New Shares to be Subscribed” and “Number of

Existing Shares to be Purchased from Selling Shareholders,” respectively.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING SHAREHOLDERS

(I)                                   The Company represents and warrants to, and agrees with, the several Underwriters, that:

(i)                                     the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a Rule 462(b) Registration Statement, filed pursuant to Rule 462(b) under the Securities Act, which will become effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued, no proceeding for that purpose has been initiated or threatened by the Commission and any request on the part of the Commission for additional information from the Company has been satisfied in all material respects;

(ii)                                  the F-6 Registration Statement has been declared effective by the Commission. The Commission has not issued any order suspending the effectiveness of the F-6 Registration Statement, and no proceeding for that purpose has been instituted or, to the Company’s knowledge, threatened by the Commission; and

(iii)                               the Company has duly and validly taken all actions required to be taken for the due and proper authorization of the aforementioned Purchase Price and volume and to perform its obligations hereunder.

(II)          The Selling Shareholders each represent and warrant to, and agree with, the several Underwriters, that each of them, where applicable, has duly and validly taken all actions required to be taken for the due and proper authorization of the aforementioned Purchase Price and volume and to perform its obligations hereunder.

ANNEXES

Annex A hereto sets forth each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) prepared by the Company at or prior to the Applicable Time.

MISCELLANEOUS

Schedules and Annexes.  Schedules I and II and Annex A hereto form an integral part of this Pricing Agreement.

Amendments or Waivers.  No amendment or waiver of any provision of this Pricing Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by all parties hereto.

Counterparts.  This Pricing Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Pricing Agreement to be duly executed and delivered on the date first written above.

CONGATEC HOLDING AG

By:
Name:
Title:

[Signature Page to Pricing Agreement]

congatec Mitarbeiter Treuhand-UG

By:
Name:
Title:

[Signature Page to Pricing Agreement]

Dr. Steffen Lehmann & Cie. GmbH

By:
Name:
Title:

[Signature Page to Pricing Agreement]

Heinz Iglhaut

[Signature Page to Pricing Agreement]

Lin Shu Wan

[Signature Page to Pricing Agreement]

Technologie Beteiligungsfonds Bayern II GmbH & Co. KG

By:
Name:
Title:

[Signature Page to Pricing Agreement]

Anita Mühlbauer

[Signature Page to Pricing Agreement]

Vetos GmbH

By:
Name:
Title:

[Signature Page to Pricing Agreement]

Tobias Mühlbauer

[Signature Page to Pricing Agreement]

Domino Beteiligungs GmbH

By:
Name:
Title:

[Signature Page to Pricing Agreement]

Confirmed as of the date first above mentioned,

on behalf of themselves and the other

Underwriters named in Schedule I hereto.

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:
Name:
Title:

[Signature Page to Pricing Agreement]

SCHEDULE I

Underwriter	Number of New Shares to be Subscribed	Number of Existing Shares to be Purchased from Selling Shareholders (1)
Stifel Nicolaus & Company, Incorporated	[ • ]	[ • ]
Needham & Company, LLC	[ • ]	[ • ]
Canaccord Genuity Inc.	[ • ]	[ • ]
JMP Securities LLC	[ • ]	[ • ]
Total	[ • ]	[ • ]

(1)                       The Underwriters may purchase up to an additional [ • ] Option Shares, to the extent the option described in Section 2 of the Underwriting Agreement is exercised, in the proportions and in the manner described in the Underwriting Agreement and in Schedule II hereto.

SCHEDULE II

Selling Shareholder	Number of Existing Shares to be Sold	Maximum Number of Option Shares Subject to Option
congatec Mitarbeiter Treuhand-UG	[ • ]	[ • ]
Dr. Steffen Lehmann & Cie. GmbH	[ • ]	[ • ]
Heinz Iglhaut	[ • ]	[ • ]
Lin Shu Wan	[ • ]	[ • ]
Technologie Beteiligungsfonds Bayern II GmbH & Co. KG	[ • ]	[ • ]
Anita Mühlbauer	[ • ]	[ • ]
Vetos GmbH	[ • ]	[ • ]
Domino Beteiligungs GmbH	[ • ]	[ • ]
Tobias Mühlbauer	[ • ]	[ • ]
Total	[ • ]	[ • ]

Annex A

Issuer Free Writing Prospectuses

[ • ]

EXHIBIT C

POWER OF ATTORNEY

Convenience Translation

Vollmacht	Power of Attorney

Der Unterzeichnete	The undersigned

[Selling Shareholder]

(nachfolgend der “Vollmachtgeber”),	(hereinafter the “Principal”),

ist Aktionär der congatec AG mit Sitz in Deggendorf, eingetragen im Handelsregister des Amtsgerichts Deggendorf unter HRB 2731 (nachfolgend die “congatec AG”).	is a shareholder of congatec AG, with seat in Deggendorf, registered with the Commercial Register of the local court of Deggendorf under registration number HRB 2731 (hereinafter “congatec AG”).

A.	A.

Der Vollmachtgeber und die übrigen Aktionäre der congatec AG (nachfolgend die “Aktionäre”) beabsichtigen, Aktien an der neu gegründeten Aktiengesellschaft congatec Holding AG mit Sitz in München, eingetragen im Handelsregister des Amtsgerichts München unter HRB 219746 (nachfolgend “congatec Holding AG”) von deren Gründungsaktionär zu kaufen und zu erwerben. Die Aktionäre beabsichtigen weiterhin, ihre Aktien an der congatec AG gegen Zeichnung von neuen Aktien der congatec Holding AG vollständig in die congatec Holding AG im Wege einer Sachkapitalerhöhung der congatec Holding AG einzubringen und abzutreten

The Principal and the other shareholders of congatec AG (hereinafter the “Shareholders”) intend to purchase and acquire shares in the newly incorporated company congatec Holding AG with its registered seat in Munich, registered with the commercial register (Handelsregister) held with the local court (Amtsgericht) of Munich under HRB 219746 (hereinafter “congatec Holding AG”) from its founding shareholder. Furthermore, the Shareholders intend to contribute and transfer their entire shareholdings in congatec AG to congatec Holding AG against subscription of newly issued shares in congatec Holding AG in the course of a capital increase in kind of

(nachfolgend “Sachkapitalerhöhung”).	congatec Holding AG (hereinafter “Capital Increase”).

Die zukünftigen Aktionäre der congatec Holding AG beabsichtigen, nach der Sachkapitalerhöhung einen Börsengang der congatec Holding AG, d.h. das öffentliche Angebot und die Zulassung ihrer Aktien an einer oder mehreren Börsen durchzuführen (nachfolgend “IPO”).

Following the Capital Increase, the future shareholders of congatec Holding AG envisage an initial public offering of congatec Holding AG, i.e. to publicly offer its shares and to have its shares admitted to trading on one or more stock exchanges (the “IPO”).

Der Vollmachtgeber unterstützt und trägt die genannten Vorhaben mit und beabsichtigt, als Aktionär der congatec AG und als künftiger Aktionär der congatec Holding AG alle Maßnahmen zu treffen und Erklärungen abzugeben, die zur Vorbereitung und Durchführung der Sachkapitalerhöhung, des IPO sowie zu einer möglichen Platzierung der dann von dem Vollmachtgeber an der congatec Holding AG gehaltenen Aktien an einer oder mehreren Börsen (nachfolgend “Platzierung”) erforderlich oder sinnvoll sind.

The Principal supports and approves the aforementioned activities and, as shareholder of congatec AG and congatec Holding AG intends to take any actions and to make any declarations necessary or useful to prepare and implement the Capital Increase, the IPO as well as the placement of the shares in congatec Holding AG held by the Principal on one or several stock exchanges (the “Placement”).

B.	B.

Der Vollmachtgeber bevollmächtigt hiermit alle Rechtsanwälte der Kanzlei	Therefore, the Principal hereby authorizes each of the attorneys of the law firm

Gütt Olk Feldhaus Partnerschaft von Rechtsanwälten geschäftsansässig / with business address at Hackenstraße 5, 80331 München / Munich, Deutschland / Germany

insbesondere	especially, but not limited to

Dr. Tilmann Gütt Attila Oldag Dr. Daniel Holzmann Katalin Siklosi

sowie die Herren	as well as Messrs.

Heinz Iglhaut Johann Mühlbauer geschäftsansässig / with business address at congatec AG, Auwiesenstr. 5, 94469 Deggendorf, Deutschland / Germany

(jeder ein “Bevollmächtigter” und gemeinsam die “Bevollmächtigten”), jeweils einzeln, den Vollmachtgeber bei sämtlichen Rechtshandlungen und Rechtsgeschäften zu vertreten, die dem Bevollmächtigten im Rahmen der unter Ziffer A. genannten Vorhaben sinnvoll oder erforderlich erscheinen.

(each an “Attorney-in-Fact” and jointly the “Attorneys-in-Fact”) to represent the Principal in all legal acts and agreements which the Attorneys-in-Fact deems appropriate or necessary with regard to the contemplated actions listed under section A.

Insbesondere — aber nicht ausschließlich - ist jeder Bevollmächtigte bevollmächtigt,	In particular — but not exclusively-, each Attorney-in-Fact is authorized

1. Aktien an der congatec Holding AG durch Abschluss von Aktienkauf- und —übertragungsverträgen zu erwerben sowie im Zusammenhang mit der Sachkapitalerhöhung zu zeichnen;	1. to acquire shares in congatec Holding AG by way of conclusion of share purchase and transfer agreements, and to subscribe to such shares in the context of the Capital Increase;

2. die Aktien des Vollmachtgebers an der congatec AG in die congatec Holding AG im Zusammenhang mit der Sachkapitalerhöhung einzubringen und an diese abzutreten;	2. to contribute and transfer the Principal’s shares in congatec AG to congatec Holding AG in the context of the Capital Increase;

3.                        sämtliche Rechte des Vollmachtgebers aus und im Zusammenhang mit den von diesem gehaltenen Aktien an der congatec AG und/oder an der congatec Holding AG auszuüben, insbesondere sämtliche Aktionärsrechte in oder außerhalb von Hauptversammlungen im Namen des Vollmachtgebers wahrzunehmen und das Stimmrecht aus den Aktien auszuüben und Hauptversammlungsbeschlüsse jeder Art zu fassen — einschließlich zu Kapitalerhöhungen mit und ohne Bezugsrechtsausschluss und zu Satzungsänderungen jeglicher Art, sowie Aktionärsvereinbarungen abzuschließen;

3.                        to exercise any and all rights pertaining to, or arising from, the shares which the Principal holds in congatec AG and/or in congatec Holding AG including, but not limited to, the exercise of voting rights of the Principal in shareholders meetings and to adopt shareholders’ resolutions, including capital increases with and without exclusion of the subscription right of the shareholders and regarding changes to the articles of association, as well as entering into shareholder agreements;

4.                        im Namen des Vollmachtgebers sämtliche Erklärungen abzugeben oder entgegen zu nehmen und alle Handlungen vorzunehmen, die der Bevollmächtigte in seinem freien Ermessen im Zusammenhang mit den vorstehenden Maßnahmen und dem IPO für notwendig oder sinnvoll erachtet, insbesondere auch Underwriting Agreements (Übernahmeverträge) mit Banken oder Freistellungs- und Kostenteilungs-vereinbarungen abzuschließen;

4.                        to make and receive any declarations and to take any actions in the name of the Principal which the Attorney-in-Fact, in his/her sole discretion, considers necessary or useful with any of the above and the IPO, in particular, but not limited to, also to enter into Underwriting Agreements with banks and into indemnity and cost sharing agreements;

5. jegliche Mitteilungen abzugeben, zu denen der Vollmachtgeber im Hinblick auf seine Beteiligung an der congatec AG und der congatec Holding AG	5. to make any notifications which the Principal is legally bound to make in relation to its shareholding in congatec AG and congatec Holding AG, in

gesetzlich verpflichtet ist, insbesondere solche nach dem Aktiengesetz;	particular such under the German Stock Corporation Act;

Jeder der Bevollmächtigten erhält Einzelvertretungsbefugnis, ist von den Beschränkungen des § 181 BGB befreit und ist jeweils einzeln berechtigt, Untervollmacht zu erteilen und seinen Unterbevollmächtigten Befreiung von den Beschränkungen des § 181 BGB zu erteilen.

Each of the Attorneys-in-Fact is granted power of sole representation, shall be released from the limitations of Sec. 181 of the German Civil Code (BGB), and each of the Attorneys-in-Fact is individually authorized to sub-delegate his/her power and authority hereunder and to release such sub-delegatee from the limitations of Sec. 181 BGB.

Im Zweifel soll diese Vollmacht weit ausgelegt werden, um den Zweck ihrer Erteilung zu erreichen. Sie ist deshalb ausdrücklich nicht beschränkt auf die vorstehend unter A. bezeichneten Maßnahmen, sondern berechtigt die Bevollmächtigten dazu, im Zusammenhang mit der Sachkapitalerhöhung, dem IPO und der Platzierung sämtliche Maßnahmen vorzunehmen und Erklärungen abzugeben und entgegenzunehmen, die der Bevollmächtigte in seinem freien Ermessen für notwendig oder sinnvoll erachtet.

In case of doubt, this power of attorney shall be interpreted broadly to achieve the purpose for which it was granted. Therefore, this power of attorney is expressly not limited to any of the measures listed under A. above, but instead entitles the Attorneys-in-Fact in connection with the Capital Increase, the IPO and the Placement to take any actions and to make and receive any declarations which the Attorney-in-Fact, in his/her sole discretion, considers necessary or useful.

Die persönliche Haftung der Bevollmächtigten ist ausgeschlossen, soweit dies gesetzlich zulässig ist.	Any personal liability of the Attorney-in-fact shall be excluded to the extent permitted under statutory law.

Diese Vollmacht unterliegt dem Recht der Bundesrepublik Deutschland. Im Zweifelsfall gilt die deutsche Fassung dieser Vollmacht.	This Power of Attorney shall be governed by the laws of the Federal Republic of Germany. In case of doubt, the German version of this power-of-attorney shall prevail.

Die Vollmacht erlischt durch Rückgabe der Vollmachtsurkunde oder durch schriftlichen Widerruf, spätestens jedoch mit Ablauf des 31. März 2016.	This power of attorney shall expire upon the return of this deed or upon written revocation. Unless sooner revoked, this power of attorney shall expire on 31 March 2016.

Ort, Datum / Place, date

[Selling Shareholder]

EXHIBIT D

FORM OF SUBSCRIPTION CERTIFICATE

Stifel, Nicolaus & Company, Incorporated
787 Seventh Avenue, 11th Floor, New York
NY 10019, USA

An die
congatec Holding AG
Auwiesenstr. 5
94469 Deggendorf

1. Ausfertigung

ZEICHNUNGSSCHEIN

Die Hauptversammlung der congatec Holding AG mit Sitz in München, eingetragen im Handelsregister des Amtsgerichts München unter HRB 219746 (die „Gesellschaft”), hat am 11. November 2015 beschlossen, das Grundkapital der Gesellschaft von EUR 3.557.333 um bis zu EUR 1.750.000 auf bis zu EUR 5.307.333 durch Ausgabe von bis zu 1.750.000 neuen, auf den Namen lautenden nennwertlosen Stückaktien mit einem auf die einzelne Aktie entfallenden rechnerischen Anteil am Grundkapital von EUR 1,00 gegen Bareinlagen zu erhöhen. Das gesetzliche Bezugsrecht der Aktionäre wurde ausgeschlossen. Die neuen Aktien sind von Beginn des bei Eintragung der Kapitalerhöhung in das Handelsregister laufenden Geschäftsjahres an gewinnberechtigt. Sie werden zum Mindestausgabebetrag von EUR 1,00 pro Aktie, also zum Gesamtausgabebetrag von bis zu EUR 1.750.000,00, ausgegeben.

Zur Zeichnung sämtlicher neuen, auf den Namen lautenden Aktien zum Ausgabebetrag von EUR 1,00 je Aktie wurde Stifel, Nicolaus & Company, Incorporated, New York/USA, in eigenem Namen, aber für Rechnung eines Bankenkonsortiums mit der Maßgabe zugelassen, dass (i) das Bankenkonsortium die neuen Aktien im Rahmen eines erstmaligen öffentlichen Angebots in den USA platziert und die Gesellschaft durch eine Zulassung (Listing) von American Depositary Shares („ADSs”) zur Notierung am NASDAQ Global Market erstmalig am U.S.-Kapitalmarkt einführt und (ii) sichergestellt ist, dass das Bankenkonsortium den Unterschiedsbetrag zwischen dem Gesamtausgabebetrag für die neuen Aktien und dem Platzierungserlös für die sie repräsentierenden ADSs nach Maßgabe eines Wertpapierübernahmevertrags unter Abzug einer in diesem Wertpapierübernahmevertrag näher festzulegenden Provision sowie der Kosten und Auslagen am Abwicklungstag an die Gesellschaft abführt.

Die Unterzeichnete zeichnet und übernimmt hiermit

[…]

neue, auf den Namen lautende nennwertlose Stückaktien an der Gesellschaft zum Ausgabebetrag von EUR 1,00 je Aktie, also zum Gesamtausgabebetrag von EUR […], nach Maßgabe des Kapitalerhöhungsbeschlusses der Hauptversammlung der Gesellschaft vom 11. November 2015 und zahlt auf diese Aktien den gesamten Ausgabebetrag von EUR 1,00 je Aktie, das sind insgesamt

EUR […]

(in Worten: Euro […]),

durch Gutschrift auf das bei der Deutschen Bank, Deggendorf, geführte “Sonderkonto Kapitalerhöhung November 2015” (IBAN: DE82 7507 0013 0317 7821 01, BIC: DEUTDEMM750) der Gesellschaft ein. Darüber hinausgehende Nebenverpflichtungen im Sinne des § 185 Abs. 1 Satz 3 Nr. 2 AktG sind nicht festgesetzt und werden von der Unterzeichneten nicht übernommen.

Die Zeichnung wird unverbindlich, wenn die Durchführung der Kapitalerhöhung nicht bis zum 24. November 2015, 24:00 Uhr (MEZ), in das Handelsregister des Amtsgerichts München eingetragen ist.

München, den 15. November 2015

Stifel, Nicolaus & Company, Incorporated, New York/USA
vertreten durch: [•]
auf Grundlage einer Vollmacht vom [10]. November 2015

2

Stifel, Nicolaus & Company, Incorporated
787 Seventh Avenue, 11th Floor, New York
NY 10019, USA

An die
congatec Holding AG
Auwiesenstr. 5
94469 Deggendorf

2. Ausfertigung

ZEICHNUNGSSCHEIN

Die Hauptversammlung der congatec Holding AG mit Sitz in München, eingetragen im Handelsregister des Amtsgerichts München unter HRB 219746 (die „Gesellschaft”), hat am 11. November 2015 beschlossen, das Grundkapital der Gesellschaft von EUR 3.557.333 um bis zu EUR 1.750.000 auf bis zu EUR 5.307.333 durch Ausgabe von bis zu 1.750.000 neuen, auf den Namen lautenden nennwertlosen Stückaktien mit einem auf die einzelne Aktie entfallenden rechnerischen Anteil am Grundkapital von EUR 1,00 gegen Bareinlagen zu erhöhen. Das gesetzliche Bezugsrecht der Aktionäre wurde ausgeschlossen. Die neuen Aktien sind von Beginn des bei Eintragung der Kapitalerhöhung in das Handelsregister laufenden Geschäftsjahres an gewinnberechtigt. Sie werden zum Mindestausgabebetrag von EUR 1,00 pro Aktie, also zum Gesamtausgabebetrag von bis zu EUR 1.750.000,00, ausgegeben.

Zur Zeichnung sämtlicher neuen, auf den Namen lautenden Aktien zum Ausgabebetrag von EUR 1,00 je Aktie wurde Stifel, Nicolaus & Company, Incorporated, New York/USA, in eigenem Namen, aber für Rechnung eines Bankenkonsortiums mit der Maßgabe zugelassen, dass (i) das Bankenkonsortium die neuen Aktien im Rahmen eines erstmaligen öffentlichen Angebots in den USA platziert und die Gesellschaft durch eine Zulassung (Listing) von American Depositary Shares („ADSs”) zur Notierung am NASDAQ Global Market erstmalig am U.S.-Kapitalmarkt einführt und (ii) sichergestellt ist, dass das Bankenkonsortium den Unterschiedsbetrag zwischen dem Gesamtausgabebetrag für die neuen Aktien und dem Platzierungserlös für die sie repräsentierenden ADSs nach Maßgabe eines Wertpapierübernahmevertrags unter Abzug einer in diesem Wertpapierübernahmevertrag näher festzulegenden Provision sowie der Kosten und Auslagen am Abwicklungstag an die Gesellschaft abführt.

Die Unterzeichnete zeichnet und übernimmt hiermit

[…]

neue, auf den Namen lautende nennwertlose Stückaktien an der Gesellschaft zum Ausgabebetrag von EUR 1,00 je Aktie, also zum Gesamtausgabebetrag von EUR […], nach Maßgabe des Kapitalerhöhungsbeschlusses der Hauptversammlung der Gesellschaft vom 11. November 2015 und zahlt auf diese Aktien den gesamten Ausgabebetrag von EUR 1,00 je Aktie, das sind insgesamt

EUR […]

(in Worten: Euro […]),

durch Gutschrift auf das bei der Deutschen Bank, Deggendorf, geführte “Sonderkonto Kapitalerhöhung November 2015” (IBAN: DE82 7507 0013 0317 7821 01, BIC: DEUTDEMM750) der Gesellschaft ein. Darüber hinausgehende Nebenverpflichtungen im Sinne des § 185 Abs. 1 Satz 3 Nr. 2 AktG sind nicht festgesetzt und werden von der Unterzeichneten nicht übernommen.

Die Zeichnung wird unverbindlich, wenn die Durchführung der Kapitalerhöhung nicht bis zum 24. November 2015, 24:00 Uhr (MEZ), in das Handelsregister des Amtsgerichts München eingetragen ist.

München, den 15. November 2015

Stifel, Nicolaus & Company, Incorporated, New York/USA
vertreten durch: [•]
auf Grundlage einer Vollmacht vom [10]. November 2015

4

EXHIBIT E

FORM OF BANK CERTIFICATE

[Briefkopf Deutsche Bank]

congatec Holding AG

Vorstand

Auwiesenstr. 5

94469 Deggendorf

EINZAHLUNGSBESTÄTIGUNG

(gemäß § 188 Abs. 2 i.V. mit §§ 36 Abs. 2, 36a Abs. 1, 37 Abs. 1 AktG)

congatec Holding AG, AG München, HRB 219746

IPO-Kapitalerhöhung 2015

Zur Vorlage beim Amtsgericht München — Handelsregister — bestätigen wir hiermit hinsichtlich der von der Hauptversammlung der congatec Holding AG am 11. November 2015 beschlossenen Kapitalerhöhung über bis zu insgesamt EUR 1.750.000,00, auf Grund derer insgesamt […] neue, auf den Namen lautende Stückaktien ohne Nennbetrag gezeichnet wurden, dass wir heute der congatec Holding AG

München

auf einem bei uns geführten zins- und provisionsfreien ,,Sonderkonto Kapitalerhöhung November 2015” (IBAN: DE82 7507 0013 0317 7821 01, BIC: DEUTDEMM750) der congatec Holding AG 100% des dafür festgesetzten Ausgabebetrages von EUR 1,00 je neuer, auf den Namen lautender Stückaktie, also insgesamt

EUR […]

(in Worten: Euro […]),

gutgeschrieben haben. Dieser Betrag steht endgültig zur freien Verfügung des Vorstands der congatec Holding AG.

Deggendorf, den           2015

Deutsche Bank AG, Deggendorf

EXHIBIT F

FORM OF PRESS RELEASE

congatec Holding AG
[Date]

(“congatec Holding AG”) announced today that Stifel, Nicolaus & Company, Incorporated, the lead book-running managing underwriter in the Company’s recent public offering of          shares of common stock, is [waiving] [releasing] a lock-up restriction with respect to            shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company.  The [waiver] [release] will take effect on           ,          20   , and the shares may be sold on or after such date.

This press release is not an offer or sale of the securities in the United States or in any other jurisdiction where such offer or sale is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

EXHIBIT G

CHIEF FINANCIAL OFFICER CERTIFICATE

November [ • ], 2015

The undersigned, Josef Wenzl, the Chief Financial Officer of congatec Holding AG, a stock corporation (Aktiengesellschaft) incorporated in the Federal Republic of Germany (the “Issuer”), acting solely in his capacity as Chief Financial Officer and not individually, hereby certifies that as of the date hereof:

1.                                      I am familiar with the accounting, operations and records systems of the Issuer and its consolidated subsidiaries;

2.                                      I have reviewed the items identified on the pages of the preliminary prospectus, dated November 13, 2015 (the “Prospectus”) attached as Exhibit A hereto (the “Identified Items”);

3.                                      I have compared each of the Identified Items with the amount included in the books and records of the Issuer and its consolidated subsidiaries, or on a schedule or report prepared by the Issuer’s management team and derived from the applicable books and records, and found them to be in agreement;

4.                                      Nothing has come to my attention that would lead me to believe any other disclosures or statements described in the Identified Items are, as of the dates of which the applicable information is set forth, inaccurate or incomplete in any material respect; and

5.                                      Nothing has come to my attention that would lead me to believe that since June 30, 2015, (a) there has been any change in the share capital, increase in long-term debt, decrease in consolidated net current assets (working capital) or decrease in stockholders’ equity of the Issuer and its consolidated subsidiaries or (b) there was any decrease, as compared with the corresponding period in the preceding year, in revenue, except in all instances for such changes, increases or decreases which the Prospectus discloses have occurred or may occur.

[Signature page to follow.]

In witness whereof, the undersigned has executed and delivered this Chief Financial Officer’s Certificate as of the date first above written.

By:
	Name:	Josef Wenzl
	Title:	Chief Financial Officer

EXHIBIT H

LOCK-UP AGREEMENT

CONGATEC HOLDING AG

Auwiesenstrasse 5

94469 Deggendorf, Germany

STIFEL, NICOLAUS & COMPANY, INCORPORATED

As representative of the several Underwriters

787 Seventh Avenue, 11th Floor

New York, NY 10019

Ladies and Gentlemen:

The undersigned refers to the proposed Underwriting Agreement (the “Underwriting Agreement”) among congatec Holding AG, a stock corporation (Aktiengesellschaft) incorporated in the Federal Republic of Germany and registered with the commercial register (Handelsregister) of the Local Court (Amtsgericht) of Munich under the number HRB 219746 (the “Company”), the several underwriters named therein (the “Underwriters”) and the selling stockholders named therein.  As an inducement to the Underwriters to execute the Underwriting Agreement in connection with the proposed public offering (the “Offering”) of American Depositary Shares (“ADSs”), representing ordinary shares of the Company with a notional value of €1.00 per share (the “Ordinary Shares”), pursuant to a Registration Statement filed with the U.S. Securities and Exchange Commission (the “SEC”), the undersigned hereby agrees that from the date hereof and until 180 days after the public offering date set forth on the final prospectus used to sell the ADSs (the “Public Offering Date”) (the “Lock-Up Period”), the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household, any partnership, corporation or other entity within the undersigned’s control, and any trustee of any trust that holds Ordinary Shares or ADSs or other securities of the Company for the benefit of the undersigned or such spouse or family member not to) offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any Ordinary Shares, ADSs or other share capital or securities convertible into or exchangeable or exercisable for any Ordinary Shares, ADSs or other share capital, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, ADSs or other share capital, whether any such aforementioned transaction is to be settled by delivery of the Ordinary Shares, ADSs or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Stifel,

9

Nicolaus & Company, Incorporated (the “Representative”), which consent may be withheld in the Representative’s sole discretion.

If the undersigned is an officer or member of the management or supervisory board of the Company, (i) the undersigned agrees that the foregoing restrictions shall be equally applicable to any issuer-directed or “friends and family” Ordinary Shares or ADSs that the undersigned may purchase in the proposed public offering, (ii) the Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares or ADSs, the Representative will notify the Company of the impending release or waiver and (iii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter agreement (this “Agreement”) to the extent and for the duration that such terms remain in effect at the time of the transfer. For the purposes of this Agreement, “officer” shall have the meaning set forth in Rule 3b-2 under the Exchange Act.

The foregoing restrictions shall not apply to transfers of Company securities (i) as bona fide gifts by the undersigned, (ii) to an immediate family member or any trust for the direct or indirect benefit of the undersigned or one or more members of the immediate family of the undersigned, (iii) to any corporation, partnership or limited liability company, all of the shareholders, partners or members of which consist of the undersigned and/or one or more members of such undersigned’s immediately family, (iv) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (B) to limited partners, limited liability company members or other equity holders of the undersigned as distributions of Ordinary Shares or ADSs or any security convertible into or exercisable for Ordinary Shares or ADSs, (v) if the undersigned is a trust, to the beneficiary of such trust, or (vi) by testate succession or intestate succession, provided that (a) each transferee of the Company’s securities resulting from clauses (i) through (vi) above executes and delivers to the Representative an agreement satisfactory to the Representative certifying that such transferee is bound by the terms of this Agreement (to the extent and for the duration that such terms remain in effect at the time of transfer) and has been in compliance with the terms hereof since the date first above written as if it had been an original party hereto, (b) to the extent any interest in the Company’s securities is retained by the undersigned (or such spouse or family member), such securities shall remain subject to the restrictions contained in this Agreement and (c) no filing with the SEC under the Exchange Act shall be required or shall be made voluntarily by the undersigned, the Company or any other person in connection with such transfer, prior to the expiration of the Lock-Up Period. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The foregoing restrictions shall not apply to Ordinary Shares or ADSs sold by the undersigned as a selling stockholder in the proposed public offering pursuant to the Underwriting

10

Agreement. In addition, the foregoing restrictions shall not apply to (i) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that it shall be a condition to the establishment of any such Plan that no sales of Ordinary Shares or ADSs shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period; provided further, that such a Plan may only be established if no public announcement of the establishment or the existence thereof, and no filing with the SEC under the Exchange Act shall be required or shall be made voluntarily by the undersigned or the Company, prior to the expiration of the Lock-Up Period, (ii) the “net” or cashless exercise of share options or warrants granted pursuant to the Company’s equity incentive plans (as disclosed as outstanding in the prospectus used to sell ADSs) or (iii) the transfer of Ordinary Shares or ADSs to the Company for the surrender or forfeiture of Ordinary Shares or ADSs to satisfy tax withholding obligations upon exercise or vesting of share options, warrants or equity awards.

In addition, the undersigned agrees that, during the Lock-Up Period, without the prior written consent of the Representative (which consent may be withheld in its sole discretion): (a) the undersigned will not request, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares, ADSs or other share capital or any security convertible into or exercisable or exchangeable for Ordinary Shares, ADSs or other share capital and (b) the undersigned waives any and all notice requirements and rights with respect to the registration of any such security pursuant to any agreement, understanding or otherwise to which the undersigned is a party.

Any Ordinary Shares or ADSs received upon exercise of options granted to the undersigned will also be subject to this Agreement.  Any Ordinary Shares or ADSs acquired by the undersigned in the open market on or after the Public Offering Date (except Ordinary Shares or ADSs acquired pursuant to a “friends and family” or directed share program) will not be subject to this Agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to (a) decline to make any transfer of Ordinary Shares, ADSs and other such securities if such transfer would constitute a violation or breach of this Agreement and (b) place legends and stop transfer instructions on any such Ordinary Shares, ADSs and other such securities owned or beneficially owned by the undersigned.

This Agreement is irrevocable and shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to choice of law rules.  This Agreement shall lapse and become null and void if (i) the Public Offering Date shall not have occurred on or before January 31, 2016, (ii) either the Company or the Underwriters notifies the other party in writing that they do not intend to proceed with the Offering, (iii) the Underwriting Agreement does not become effective by January 31, 2016, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to the payment for and delivery of the ADSs to be sold thereunder or (iv) the registration statement filed with the SEC with respect to the Offering has been effectively withdrawn.

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Very truly yours,

Printed Name:
Date:

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